HRH FROZEN MERGER AND
                        ACQUISITION PLAN

                      Amended and Restated
                        January 1, 1989

                          INTRODUCTION

  Effective May 1, 1985, Jones & Hill Insurance, then a Georgia general partnership, established a profit sharing plan and trust

(the "Prior Plan").  On May 1, 1986, Jones & Hill Insurance was

incorporated as Jones, Hill & Mercer, Inc., and the Prior Plan

was restated to reflect the change in the business organization and to make other revisions to the Prior Plan to reflect then applicable legal requirements.  Effective May 1, 1987, the Prior

Plan was restated to the form constituted by the Jones, Hill &

Mercer, Inc. Section 401(k) Profit Sharing Plan and Trust (the

"JHM Plan") to reflect the requirements of the Tax Reform Act of

1986, and all other requirements then in effect under the

Employee Retirement Income Security Act of 1974 ("ERISA") and the

Internal Revenue Code of 1986, as amended ("IRC").

  Effective November 1, 1988, Jones, Hill & Mercer, Inc., was

acquired by Hilb, Rogal and Hamilton Company.  As a result of the acquisition, the name of Jones, Hill & Mercer, Inc., was changed to Hilb, Rogal and Hamilton Company

of Savannah, Inc., doing business as Jones, Hill & Mercer

Insurance

Services, Inc.  As a result of final and proposed regulations under IRC Section 401(k) and passage of the Technical and

Miscellaneous Revenue Act of 1988 ("TAMRA"), which precluded the termination of the JHM Plan by Jones, Hill & Mercer, Inc., prior to the date of acquisition, as well as the lack of regulations under IRC Section 401(a)(26), the JHM Plan was frozen effective as of December 31, 1988, in order to make a future decision on the disposition of the JHM Plan based on applicable governmental rules.  Benefits on retirement, death, disability and termination of employment occurring on and after January 1, 1989, would

continue to be paid pursuant to the provisions of the JHM Plan as in effect on December 31, 1988.

  Effective as of January 1, 1989, eligible employees of Hilb,

Rogal and Hamilton Company of Savannah, Inc., doing business as

Jones, Hill & Mercer Insurance Services, Inc., became

participants of the Hilb, Rogal and Hamilton Company Profit

Sharing Savings Plan.

  Pursuant to the proposed regulations issued under IRC Section

401(a)(26), it was decided to maintain a frozen defined

contribution plan in order to hold assets of the JHM Plan as well as assets of other plans of companies acquired on and after

January 1, 1989, which cannot be terminated prior to the date of acquisition due to the restrictions of IRC Section 401(k) and the regulations issued thereunder or assets of any other qualified defined contribution plan which is not terminated prior to the date of acquisition by mutual agreement in accordance with the purchase agreement and which is merged into the frozen plan.  The frozen plan is intended to protect normal and optional payment forms and provide other required benefit protections for

employees of each affected company acquired by Hilb, Rogal and

Hamilton Company.

  In order to establish the frozen plan, effective as of

January 1, 1989, the JHM Plan is amended and restated in its entirety as the HRH Frozen Merger and Acquisition Plan.  Benefits

for participants of the JHM Plan as in effect on December 31,

1988, will be paid in accordance with the provisions of the JHM

Plan as in effect on December 31, 1988.  Plans of companies

acquired on and after January 1, 1989, which cannot be terminated pursuant to governmental rules or any other qualified defined contribution plan which is not terminated prior to an acquisition by mutual agreement in accordance with to the provisions of the purchase agreement, may be merged into the HRH Frozen Merger and

Acquisition Plan.  Separate Participation Agreements will be applicable for each such merger which shall provide for

protection of retirement dates, normal and optional payment forms as well as any other provisions specifically applicable to each such company pursuant to the provisions of such plan as in effect on the date the plan is merged into the HRH Frozen Merger and

Acquisition Plan.

  As of November 1, 1989, Hilb, Rogal and Hamilton Company

acquired McEldowney, McWilliams, Deardeuff, & Journey, Inc.,

which maintained the McEldowney, McWilliams, Deardeuff, &

Journey, Inc. Savings and Investment 401(K) Plan (the "MMDJ

Plan") through the adoption of the Fidelity and Guaranty Life

Insurance Company Combination Profit Sharing-Money Purchase Plan

and Trust and the Fidelity and Guaranty Life Insurance Company

Cash or Deferred Arrangement Amendment through the Adoption

Agreement for Fidelity and Guaranty Life Insurance Company

Standardized Profit Sharing Plan and Trust and the Fidelity and

Guaranty Life Insurance Company CODA Adoption Agreement

Amendment.  As a result of the acquisition, the name of

McEldowney, McWilliams, Deardeuff, & Journey, Inc., was changed to Hilb, Rogal and Hamilton Company of Oklahoma, Inc., doing business as McEldowney, McWilliams, Deardeuff, & Journey, Inc.

The MMDJ Plan was amended and restated effective as of April 1,

1989, in order to comply with the Tax Reform Act of 1986, TAMRA and other rulings and regulations, the plan year was changed to facilitate the merger of the plan and the MMDJ Plan was further frozen effective as of December 31, 1989.  Effective as of

December 31, 1989, the MMDJ Plan was merged into the HRH Frozen

Merger and Acquisition Plan.  Benefits on retirement, disability,

death and termination of employment shall continue to be paid pursuant to the provisions of the MMDJ Plan as in effect on

December 31, 1989, in accordance with the HRH Frozen Merger and

Acquisition Plan and the related Participation Agreement

applicable to such participants.  Effective as of January 1,

1990, eligible employees of Hilb, Rogal and Hamilton Company of

Oklahoma, Inc., doing business as McEldowney, McWilliams,

Deardeuff, & Journey, Inc., became participants to the Hilb,

Rogal and Hamilton Company Profit Sharing Savings Plan.

  The purpose of this Plan, which shall be qualified under

government rules applicable to profit sharing plans, is to

provide benefits for participants of acquired companies whose qualified defined contribution plan cannot be terminated or which is not terminated prior to the date of acquisition by mutual agreement in accordance with the provisions of the purchase

agreement and provide appropriate protection of normal and

optional forms of payment as well as other provisions which must be protected for participants of the JHM Plan or any Prior Plan under applicable governmental rules and regulations.

  Assets previously held pursuant to the provisions of the JHM

Plan and MMDJ Plan will be transferred to the Trust established pursuant to the provisions of the HRH Frozen Merger and

Acquisition Plan.

  It is intended that the HRH Frozen Merger and Acquisition

Plan, together with the Trust Agreement, meet all the applicable requirements of the Internal Revenue Code of 1986 ("IRC"), as

amended, and the Plan shall be interpreted, wherever possible, to comply with the terms of the IRC and all formal regulations and rulings issued under the IRC and amendments thereto.

  Effective January 1, 1989, the HRH Frozen Merger and

Acquisition Plan has the terms and provisions hereinafter set forth subject to the applicable Participation Agreements.



                           ARTICLE II

                          DEFINITIONS

  As used herein and in the concomitant Trust Agreement, unless otherwise required by the context, the following words and

phrases shall have the meanings indicated:

1.01  Adjustment means the net increases and

      decreases in the market value of the Fund during a Plan

      Year or other period.  Such increases and decreases shall

      include such items as realized or unrealized investment

      gains and losses, investment income, and may include

      expenses of administering the Fund and the Plan.

1.02  Affiliate means an organization which is a

      member of the same controlled group of organizations as

      the Employer as defined in IRC Sections 414(b), (c), (m),

      and (o), but which is not an Employer.

1.03  After-Tax Account means the portion of

      the Individual Account which shall hold any after-tax

      contributions which received a matching contribution

      pursuant to the provisions of the JHM Plan or any Prior

      Plan as in effect on the date such Prior Plan is merged

      into this Plan inclusive of the earnings on such

      contributions received through the date the balance in

      such account is transferred to this Plan and the

      Participant's proportionate share of the Adjustment

      attributable to his After-Tax Account.

1.04  Annual Additions means for any

      Employee in any Limitation Year, the sum of (a)

      contributions made by the Employer (including any excess

      pre-tax contributions returned to a participant or any

      matching contributions which may be returned, (b)

      contributions made by the Employee, (c) forfeitures, (d)

      amounts allocated after March 31, 1984 to an individual

      medical account, as defined in IRC Section 415(1)(2),

      which is part of a pension or annuity plan maintained by

      the Employer and (e) amounts derived from contributions

      paid or accrued in taxable years after December 31, 1985,

      which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee under

      a welfare benefit fund, as defined in IRC Section 419(e),

      maintained by the Employer.

1.05  Basic Account means the portion of the

      Individual Account which shall hold any employer

      contribution made to all participants without regard to

      whether any after-tax or pre-tax contributions were made

      by or on behalf of a participant pursuant to the

      provisions of the JHM Plan or any Prior Plan as in effect

      on the date such Prior Plan is merged into this Plan

      inclusive of the earnings on such contributions received

      through the date the balance in such account is

      transferred to this Plan and the Participant's

      proportionate share of the Adjustment attributable to his

      Basic Account.

1.06  Beneficiary means any person designated

      by a Participant or otherwise entitled to receive such

      benefits as may become payable hereunder after the death

      of such Participant.

          Each Participant shall designate a Beneficiary on forms

      furnished by the Plan Administrator, and such forms shall

      be maintained in files held by the Plan Administrator.  A

      Participant from time to time may change his Beneficiary

      by written notice to the Plan Administrator, and upon such change, the rights of all previously designated

      Beneficiaries to receive any benefits under this Plan

      shall cease.

          If, at the date of death of the Participant, there is

      no valid and current Beneficiary designation on file with

      the Plan Administrator, then any death benefits which

      would have been payable to the Beneficiary shall be

      payable to the Participant's spouse, if any; if none,

      equally to the Participant's surviving children, if any;

      or, if none, then to the Participant's estate.  The

      interpretation of the Plan Administrator with respect to

      any Beneficiary designation, subject to applicable law,

      shall be binding and conclusive upon all parties, and no

      person who claims to be a Beneficiary, or any other

      person, shall have any right to question any action of the

      Plan Administrator, which in the judgment of the Plan

      Administrator fulfills the intent of the Participant who

      filed such designation.

          If a Beneficiary designated by a Participant is not the

      Participant's spouse, then the spouse's written consent

      shall be required for the designation of the alternate

      Beneficiary to become effective and such consent must be

      limited to a benefit for a specific alternate Beneficiary

      or form of benefits and acknowledge the effect of the

      consent.  Such consent shall be witnessed by the Plan

      Administrator, a representative of the Plan Administrator

      or a notary public.  Any change in the designation of an

      alternate Beneficiary shall also require the written

      consent of the spouse for such change to become effective.

      The Plan Administrator may accept an election other than

      that provided hereunder without the consent of the spouse

      if there is no spouse, the spouse cannot be located, or

      such other circumstances exist as may be prescribed by

      regulations.  Any spousal consent shall be applicable only to the spouse granting such consent and shall only apply

      to the Beneficiary with respect to which such consent was

      granted.

1.07  Board means the board of directors of the

      Corporation.

1.08  Contract means an immediate participation

      group annuity contract or contracts or any other type of

      annuity contract or contracts issued by an Insurance

      Company to provide any benefits under the Plan or of any

      Prior Plan or to effect the purposes of the Plan.

1.09  Corporation means Hilb, Rogal and

      Hamilton Company, a Virginia corporation, or any successor thereto.  The Corporation is the sponsor, named Fiduciary

      and administrator of the Plan for purposes of ERISA as it

      relates to the employees of each Employer.

1.10  Current Balance as of any date, means

      the balance of an Employee's Individual Account and

      Deductible Account or stipulated portion thereof, as of

      the preceding Valuation Date reduced by any distributions

      or withdrawals occurring since the preceding Valuation

      Date.

1.11  Deductible Account means the

      account established which shall hold any voluntary

      deductible contributions under IRC Sections 72(o) and 219

      which were made pursuant to the provisions of the JHM Plan or any Prior Plan for periods prior to January 1, 1987,

      inclusive of the earnings on such contributions received

      through the date the balance in such account is

      transferred to this Plan and the Participant's

      proportionate share of the Adjustment attributable to his

      Deductible Account.

1.12  Defined Benefit Plan means a plan

      established and qualified under IRC Section 401 or 403,

      except to the extent it is, or is treated as, a Defined

      Contribution Plan.

1.13  Defined Contribution Plan means a plan established

      and qualified under IRC Section

      401 or 403, which provides for an individual account for

      each participant therein and for benefits based solely on

      the amount contributed to each participant's account and

      any income and expenses or gains or losses (both realized

      and unrealized) which may be allocated to such accounts.

1.14  Delayed Retirement Date means, unless otherwise

      indicated in the Participation

      Agreement, the first day of the month coinciding with or

      next following the Participant's date of termination of

      employment after his Normal Retirement Date.

1.15  Disability Retirement Date means, unless otherwise

      indicated in the Participation Agreement, the first

      day of the month coinciding with or next following

      the time the Participant is determined to

      be Totally and Permanently Disabled.

1.16  Discretionary Account means the portion of the

      Individual Account which shall hold any

      employer discretionary contributions made to participants

      pursuant to the provisions of the JHM Plan or any Prior

      Plan as in effect on the date such Prior Plan is merged

      into this Plan inclusive of the earnings on such

      contributions received through the date the balance in

      such account is transferred to this Plan and the

      Participant's proportionate share of the Adjustment

      attributable to his Discretionary Account.

1.17  Early Retirement Date means, unless otherwise

      indicated in the Participation Agreement,

      the first day of the month coinciding with or next

      following the Participant's date of termination of

      employment prior to his Normal Retirement Date provided

      that the Participant has attained the age of fifty-five

      (55).

1.18  Effective Date for this amended and

      restated plan means January 1, 1989, or such later date as of which an Employer becomes a party to the Plan through a plan merger or otherwise.

1.19  Employee means any person employed by an

      Employer who was a participant of the JHM Plan or any

      Prior Plan maintained by his Employer immediately prior to the date of acquisition by the Corporation or any person

      who was a participant in any Prior Plan as of a date that

      the Prior Plan is frozen and merged into this Plan.

1.20  Employer means, collectively or individually as

      the context may indicate, any organization acquired by the

      Corporation which (a) is a member of the same controlled

      group of organizations as the Corporation [as defined in

      IRC Sections 414(b), 414(c), 414(m) and 414(o)] and (b)

      has been authorized by the Board to participate in the

      Plan through a plan merger or otherwise and becomes a

      party to the Plan and Trust Agreement and/or any Contract,

      or any successor to one or more of such entities.

1.21  ERISA means the Employee Retirement Income

      Security Act of 1974, as amended.

1.22  Fiduciary means the Corporation, Employer,

      Trustee, Plan Administrator and any individual,

      corporation, firm or other entity which assumes, in

      accordance with Article VIII, responsibilities of the

      Corporation, Employer, Trustee, or Plan Administrator

      respecting management of the Plan or the disposition of

      its assets.

1.23  Fund means the trust fund created in accordance

      with Article VII, or any fund held by an Insurance Company under the terms of a Contract or Contracts from which

      benefits are provided pursuant to his Plan.

1.24  Highly Compensated Employee means:

      1.24(a) Any employee who during the Plan Year or preceding twelve (12) month period meets one of the

               following criteria --

                 (i)was at any time a Five Percent (5%) Owner of

                    the Employer or Affiliate;

                (ii)received Maximum Compensation from the

                    Employer or Affiliate in excess of

                    seventy-five thousand dollars ($75,000) (or

                    such larger amount as may be determined by

                    the Secretary of Treasury);

               (iii)received Maximum Compensation from the

                    Employer or Affiliate in excess of fifty

                    thousand dollars ($50,000) (or such larger

                    amount as may be determined by the Secretary

                    of Treasury) and was in the top-paid group

                    consisting of the top twenty percent (20%)

                    of the employees (considering all employees

                    of the Employer or Affiliate) when ranked on

                    the basis of Maximum Compensation during

                    such Plan Year; or

                     (iv) was at any time an officer and

                    received Maximum Compensation greater than

                    fifty percent (50%) of the amount in effect

                    under IRC Section 415(b)(1)(A) for such Plan

                    Year.  If, for any Plan Year, no officer of

                    the Employer or Affiliate is identified

                    pursuant to this Section, the highest paid

                    employee of the Employer or Affiliate for

                    such Plan Year shall be treated as a Highly

                    Compensated Employee hereunder.  No more

                    than fifty (50) employees - or if lesser,

                    the greater of three (3) employees or ten

                    percent (10%) of the employees, shall be

                    treated as officers.

                  An employee shall be considered a Highly

               Compensated Employee for purposes of Section

               1.24(a)(i) if he was a Five Percent (5%) Owner of

               the Employer or Affiliate in the Plan Year of

               determination or the preceding Plan Year.  An

               employee shall not be considered a Highly

               Compensated Employee for purposes of Sections

               1.24(a)(ii), 1.24(a)(iii) and 1.24(a)(iv) if he

               was a Highly Compensated Employee in the current

               Plan Year but was not a Highly Compensated

               Employee in the preceding Plan Year unless such

               employee is a member of the group consisting of

               the one hundred (100) employees paid the greatest

               Maximum Compensation by the Employer or an

               Affiliate during the Plan Year for which such

               determination is being made.

                  If an employee is a Family Member of another

               employee who is (i) a Five Percent (5%) Owner of

               the Employer or Affiliate, or (ii) one (1) of the

               top ten (10) highest paid employees of the

               Employer or Affiliate in the current or preceding

               Plan Year, the Maximum Compensation paid to and

               contributions made on behalf of such Family Member

               shall be deemed to have been made on behalf of

               such employee.  In calculating the Maximum

               Compensation paid to such Family Member, the

               Maximum Compensation of the Employee, the

               Employee's spouse and any lineal descendants under

               the age of nineteen (19) shall be limited to two

               hundred thousand dollars ($200,000), as adjusted

               by the Secretary of Treasury.

                  For Plan Years beginning or after January 1,

               1994, Maximum Compensation shall not exceed one

               hundred fifty thousand dollars ($150,000), as

               adjusted by the Secretary for increases in the

               cost of living in accordance with IRC Section

               401(a)(17)(B) and for Plan Years beginning after

               December 31, 1983, such adjustment for inflation

               after 1994 by the Secretary shall be done at the

               same time and in the same manner as under IRC

               Section 415(d), except that the base period for

               purposes of IRC Section 415(d)(1)(A) shall be the

               calendar quarter beginning after October 1, 1993.

               The cost of living adjustment in effect for a

               calendar year applies to any period, not exceeding

               twelve (12) months, over which Maximum

               Compensation is determined beginning in such

               calendar year.  If a period consists of fewer than

               twelve (12) months, then the limit shall be

               multiplied by a fraction, the numerator of which

               is the number of months in the short period and

               the denominator of which is twelve (12).  If

               Maximum Compensation for any prior period is taken

               into account in determining benefits under the

               Plan in the current Plan Year, the Maximum

               Compensation for that period shall be subject to

               the one hundred fifty thousand dollar ($150,000)

               limit.

                  Any former employee shall be treated as a

               Highly Compensated Employee if such employee was a

               Highly Compensated Employee (i) when he terminated

               employment, or (ii) in any year following

               attainment of age fifty-five (55).  In addition,

               an employee who works only a de minimis amount of

               service may be considered a Highly Compensated

               Employee.

      1.24(b) The following employees shall be excluded for

               purposes of determining who is in the top-paid

               group under Section 1.24(a)(iii):

                 (i)employees who have not completed six (6)

                    months of service;

                (ii)employees who normally work less than

                    seventeen and one-half (17 1/2) hours per

                    week;

               (iii)employees who normally work not more than

                    six (6) months during any year;

                (iv)employees who have not attained age

                    twenty-one (21);

                 (v)except to the extent provided in

                    regulations, employees who are included in a

                    collective bargaining agreement between

                    employee representatives and an Employer or

                    Affiliate; and

                (vi)employees who are nonresident aliens and who

                    receive no earned income [within the meaning

                    of IRC Section 911(d)(2)] from an Employer

                    or Affiliate which constitutes income from

                    sources within the United States [within the

                    meaning of IRC Section 861(a)(3)].

      1.24(c) For purposes of this Section 1.24, the following

               definitions shall apply:

                 (i)The term "Family Member" as used herein

                    shall mean with respect to any employee,

                    such employee's spouse and lineal ascendants

                    or descendants and the spouses of such

                    lineal ascendants or descendants.

                (ii)The term "Five Percent (5%) Owner" shall

                    have the same meaning as is specified in IRC

                    Section 416(i).

      1.24(d) The determination of Maximum Compensation for

               purposes of determining who is a Highly

               Compensated Employee shall be made without regard

               to IRC Sections 125, 402(a)(8), and 402(h)(1)(B),

               and in the case of contributions by the Employer

               made pursuant to a salary reduction agreement,

               without regard to IRC Section 403(b).

1.25  Individual Account means the detailed record kept

      of the amounts credited or charged to each individual

      in accordance with the terms hereof.  Such

      Individual Account is hereby established and is comprised

      of an After-Tax Account, a Basic Account, a Pre-Tax

      Account, a Matching Account, a Discretionary Account, a

      Voluntary Account and a Rollover Account as may be

      applicable to a Participant in accordance with the

      applicable Participation Agreement.

1.26  Insurance Company means any life

      insurance company licensed to do business in the

      Commonwealth of Virginia with which the Employer has

      entered into a Contract for the purposes of providing

      benefits of the Plan or to invest contributions previously made to a plan maintained by an Employer prior to its date of acquisition.

1.27  Investment Fund means an Investment

      Fund as described in Article VII.

1.28  IRC means the Internal Revenue Code of 1986, as

      amended.  Any reference to any section of the IRC shall be deemed to include any applicable regulations and rulings

      pertaining to such section and also shall be deemed a

      reference to comparable provisions of future laws.

1.29  JHM Plan means the Jones, Hill & Mercer, Inc.

      Section 401(k) Profit Sharing Plan and Trust as in effect

      on December 31, 1988.

1.30  Limitation Year means the twelve (12)

      month period commencing on January 1 and ending on

      December 31.

1.31  Matching Account means the portion of

      the Individual Account which shall hold any matching

      contribution made to participants based on their pre-tax

      and/or after-tax contributions pursuant to the provisions

      of the JHM Plan or any Prior Plan as in effect on the date such Prior Plan is merged into this Plan inclusive of the

      earnings on such contributions received through the date

      the balance in such account is transferred to this Plan

      and the Participant's proportionate share of the

      Adjustment attributable to his Matching Account.

1.32  Maximum Compensation means a

      Participant's earned income, wages, salaries, fees for

      professional services and other amounts received for

      personal services actually rendered in the course of

      employment with an Employer maintaining the Plan

      (including, but not limited to, commissions paid salesmen,

      compensation for services on the basis of a percentage of

      profits, commissions on insurance premiums, tips, bonuses,

      fringe benefits, reimbursements and expense allowances)

      and excluding the following:

      1.32(a) Employer contributions to a plan of deferred

               compensation to the extent contributions are not

               included in the gross income of the Employee for

               the taxable year in which contributed, or on

               behalf of an Employee to a simplified employee

               pension plan to the extent such contributions are

               deductible under IRC Section 404(h), and any

               distributions from a plan of deferred compensation

               whether or not includable in the gross income of

               the Employee when distributed.

      1.32(b) Amounts realized from the exercise of a

               non-qualified stock option, or when restricted

               stock (or property) held by an Employee becomes

               freely transferable or is no longer subject to a

               substantial risk of forfeiture;

      1.32(c) Amounts realized from the sale, exchange or other

               disposition of stock acquired under a qualified

               stock option; and

      1.32(d) Other amounts which receive special tax benefits,

               or contributions made by an Employer (whether or

               not under a salary reduction agreement) towards

               the purchase of an IRC Section 403(b) annuity

               contract (whether or not the contributions are

               excludable from the gross income of the Employee).

          Maximum Compensation for any Limitation Year is the

      compensation actually paid or includable in gross income

      during such year.  For Limitation Years commencing on or

      after January 1, 1989, Maximum Compensation shall be

      limited to two hundred thousand dollars ($200,000) or such larger amount as may be determined by the Secretary of the

      Treasury pursuant to IRC Section 401(a)(17).

          For Plan Years beginning or after January 1, 1994,

      Maximum Compensation shall not exceed one hundred fifty

      thousand dollars ($150,000), as adjusted by the Secretary

      for increases in the cost of living in accordance with IRC

      Section 401(a)(17)(B) and for Plan Years beginning after

      December 31, 1993, such adjustment for inflation after

      1994 by the Secretary shall be done at the same time and

      in the same manner as under IRC Section 415(d), except

      that the base period for  purposes of IRC Section 415

      (d)(1)(A) shall be the calendar quarter beginning after

      October 1, 1993..  The cost of living adjustment in effect for a calendar year applies to any period, not exceeding

      twelve (12) months, over which Maximum Compensation is

      determined beginning in such calendar.  If a period

      consists of fewer than twelve (12) months, then the limit

      shall be multiplied by a fraction, the numerator of which

      is the number of months in the short period and the

      denominator of which is twelve (12).  If Maximum

      Compensation for any prior period is taken into account in determining benefits under the Plan in the current Plan

      Year, the Compensation for that period shall be subject to the one hundred fifty thousand ($150,000) dollar limit, as adjusted.

          Maximum Compensation for purposes of determining who is

      a Key Employee shall include Section 1.32(a) and 1.32(d).

          This definition shall be interpreted consistent with

      IRC Section 415.  Further, such law and regulations shall

      be controlling in all determinations under this

      definition, inclusive of any provisions and requirements

      stated thereunder but hereinabove absent.

1.33  Non-Highly Compensated Employee means any Employee who is not a Highly

      Compensated Employee.

1.34  Normal Retirement Age means, unless otherwise indicated in the

      Participation Agreement, age sixty-five (65).

1.35  Normal Retirement Date means, unless otherwise indicated

      in the Participation Agreement, the first day of the month coinciding with or next following the Participant's

      Normal Retirement Age.

1.36  Participant means any Employee who

      becomes a Participant as provided in Article II.

1.37  Participation Agreement means one or more agreements

      which are attached to and made a part of this Plan which

      recognize the merger of any Prior Plan into this Plan and

      which set forth eligibility, protected benefits and

      payment forms applicable under the provisions of the

      JHM Plan or any Prior Plan.

1.38  Plan means the HRH Frozen Merger and Acquisition

      Plan, as contained herein or as amended.

1.39  Plan Administrator means the

      administrator of the Plan provided for in Article VIII.

      If a Plan Administrator has not been appointed hereunder,

      or resigns from a prior appointment, the Corporation shall be deemed to be the Plan Administrator.

1.40  Plan Year means each twelve (12) month period

      beginning on January 1 and ending on December 31.

1.41  Pre-Tax Account means the portion of

      the Individual Account which shall hold any pre-tax

      contributions made on behalf of a participant pursuant to

      the provisions of the JHM Plan or any Prior Plan as in

      effect on the date such Prior Plan is merged into this

      Plan inclusive of the earnings on such contributions

      received through the date the balance of such account is

      transferred to this Plan and the Participant's

      proportionate share of the Adjustment attributable to his

      Pre-Tax Account.

1.42  Prior Plan means any qualified defined

      contribution plan maintained by an Employer acquired by

      the Corporation which cannot be terminated or which by

      mutual agreement between the Employer and the Corporation

      is not terminated prior to the date of acquisition in

      accordance with the purchase agreement and which is merged into this Plan.

1.43  Rollover Account means the portion of

      the Individual Account which shall hold any rollover

      contributions made by an employee or participant pursuant

      to the provisions of the JHM Plan or any Prior Plan as in

      effect on the date such Prior Plan is merged into this

      Plan inclusive of the earnings on such contributions

      received through the date the balance of such account is

      transferred to this Plan and the Participant's

      proportionate share of the Adjustment attributable to his

      Rollover Account.

1.44  Total and Permanent Disability or Totally and Permanently

      Disabled means, unless otherwise indicated in

      the Participation Agreement,  the incapacity of a

      Participant by reason of bodily injury or physical or

      mental disease which prevents the Participant from

      performing his customary or other duties with the Employer and will continue to prevent the Participant from

      performing his customary or other duties for the remainder of his lifetime.  Total and Permanent Disability shall be

      determined by the Plan Administrator in accordance with

      uniform principles consistently applied, based upon

      medical evidence by a licensed physician designated by the

      Plan Administrator.

1.45  Trust Agreement means the agreement

      entered into between the Employer and the Trustee pursuant to Article VII.

1.46  Trustee means such individual, individuals or

      financial institution, or a combination of them as shall

      be designated in the Trust Agreement to hold in trust any

      assets of the Plan for the purpose of providing benefits

      under the Plan, and shall include any successor trustee to the trustee initially designated thereunder.

1.47  Valuation Date means each June 30 and

      December 31 subsequent to the Effective Date, as of which

      date the Fund shall be valued at fair market value.  The

      Plan Administrator may, from time to time, value the Fund

      as of any other date it deems desirable.

1.48  Voluntary Account means the portion of

      the Individual Account which shall hold any voluntary

      after-tax contributions made by a participant pursuant to

      the provisions of the JHM Plan or any Prior Plan as in

      effect on the date such Prior Plan is merged into this

      Plan inclusive of the earnings on such contributions

      received through the date the balance of such account is

      transferred to this Plan and the Participant's

      proportionate share of the Adjustment attributable to this

      Voluntary Account.



                          ARTICLE II

                 ELIGIBILITY AND PARTICIPATION

2.01  Eligibility - Each person who was a

      participant of the JHM Plan as in effect on December 31,

      1988, shall continue as a Participant after such date.

          Commencing on and after January 1, 1989, each person

      who participates in any Prior Plan shall automatically

      become a Participant of this Plan as of the date the Prior

      Plan is merged into this Plan in accordance with the

      provisions of the Participation Agreement.

          Exhibit A which is attached to the Plan lists each

      participating Employer and the date their participation

      became effective.

2.02  Participation - Each Employee shall

      become a Participant of this Plan as of the date he

      becomes eligible and shall continue as a Participant as

      long as he is an Employee who is entitled to future

      benefits under the terms of the Plan.



                         ARTICLE III

          CONTRIBUTIONS AND ALLOCATIONSAND ALLOCATIONS

3.01  Contributions - Effective for periods

      commencing on and after January 1, 1989, no contributions

      to the Plan shall be made by any Participant, Employee or

      any Employer.

3.02  Allocation of Adjustment -  Except as otherwise

      provided in this Section 3.02, the

      Plan Administrator shall determine the Adjustment of the

      Fund for the period elapsed since the last preceding

      Valuation Date by adding together all income received and

      accrued, realized and unrealized profits, and deducting

      therefrom all taxes, charges or expenses and any realized

      or unrealized losses which may have been sustained.  The

      Adjustment shall be allocated as of the Valuation Date as

      hereinafter provided to Individual Accounts and Deductible

      Accounts in which a credit balance is maintained in

      relation to that portion of the Individual Account

      attributable to the Pre-Tax Account, After-Tax Account,

      Matching Account, Discretionary Account, Basic Account,

      Voluntary Account, and Rollover Account and the Deductible

      Account.  In determining whether a credit balance is

      present, the Plan Administrator shall first determine the

      value of each Individual Account and Deductible Account as of the prior Valuation Date; from this amount any

      withdrawals and distributions shall be subtracted.

          The allocation shall be made separately within the

      Investment Funds on the basis of the ratio of the credit

      balance of each such Individual Account and Deductible

      Account (as adjusted above) invested in the Investment

      Fund to the total of the credit balances of all such

      Individual Accounts and Deductible Accounts invested in

      such Investment Fund at such Valuation Date (as adjusted

      above).

          The Plan Administrator shall maintain the accounting to

      ensure that each allocation is properly credited or

      debited to each Pre-Tax Account, After-Tax Account,

      Matching Account, Discretionary Account, Voluntary

      Account, Rollover Account and Deductible Account.

          Notwithstanding anything contained herein to the

      contrary, if, as a result of a merger or acquisition, the

      Corporation desires to merge a Prior Plan into this Plan

      and such Prior Plan has all or a portion of its assets

      invested in one or more insurance contracts and the terms

      of such Contract or Contracts would make it detrimental to liquidate such Contract or Contracts, the Plan

      Administrator, in his sole discretion, may elect to

      maintain such Contract or Contracts until such time as

      liquidation would be more appropriate.  Any such Contract

      or Contracts may be transferred to the Trustee and held as an asset of the trust in Investment Fund 3 or maintained

      separately pursuant to the provisions of the Contract or

      Contracts until liquidation is appropriate.  Any Contract

      or Contracts transferred to Investment Fund 3 or held

      separately shall only apply to Participants who at the

      time of merger were participants of the applicable Prior

      Plan.  The allocation of the Adjustment of such

      Participants' Individual Accounts and Deductible Accounts

      shall be made by the applicable Insurance Company in

      accordance with the provisions of the Contract or

      Contracts.

          Further, in the year in which any funds become

      available due to the liquidation of any Contract or

      Contracts, such amounts shall be held in a segregated

      account in Fund 3 until the December 31 Valuation Date

      following the date of liquidation and shall receive an

      Adjustment of Fund 3 on a pro-rata basis based on the

      actual period of time that such amounts were in the Fund

      and not held pursuant to a Contract or Contracts.

      Thereafter, such amounts shall share in the Adjustment of

      the Fund as hereinbefore provided in this Section 3.02.

3.03  Equitable Allocations - The

      Plan Administrator shall establish accounting procedures

      for the purpose of making allocations, valuations and

      Adjustments to Individual Accounts and Deductible

      Accounts.  Should the Plan Administrator determine that

      the strict application of its accounting procedures will

      not result in an equitable and nondiscriminatory

      allocation among Individual Accounts and Deductible

      Accounts, or other circumstances arise which are not

      covered hereunder, it may modify its procedures for the

      purpose of achieving an equitable and nondiscriminatory

      allocation in accordance with the general concepts of the

      Plan and the provisions of this Article.

          Further, notwithstanding anything contained herein to

      the contrary, in order to administer the Plan in an

      equitable and nondiscriminatory manner, the Plan

      Administrator may choose an alternate date to value

      Individual Accounts and Deductible Accounts for all

      purposes including distributions from the Plan, transfers

      among Funds within the Plan, and any other transactions

      needing a specific Valuation Date, provided such alternate

      Valuation Date is within sixty (60) days after the date

      the Plan would otherwise value Individual Accounts and

      Deductible Accounts.



                          ARTICLE IV

    MAXIMUM BENEFITS, REQUIRED DISTRIBUTION OF BENEFITS AND
RESTRICTIONS ON DISTRIBUTION OF AMOUNTS HELD IN PRE-TAX ACCOUNTS

4.01  Maximum Additions - Anything herein to

      the contrary notwithstanding, the total Annual Additions

      made to the Individual Account of a Participant for any

      Limitation Year when combined with any similar Annual

      Additions credited the Participant for the same period

      from another qualified Defined Contribution Plan

      maintained by the Employer or an Affiliate, shall not

      exceed the lesser of Sections 4.01(a) and 4.01(b)

      following:

      4.01(a) Thirty thousand dollars ($30,000) or, if greater,

               twenty-five percent (25%) of the dollar limitation

               in effect under IRC Section 415(b)(1)(A); and

      4.01(b) Twenty-five percent (25%) of the Participant's

               total non-deferred Maximum Compensation received

               from the Employer for such Plan Year.

          If a Participant is covered by one or more Defined

      Contribution Plans maintained by the Employer, the maximum

      Annual Additions as noted above shall be decreased as

      determined necessary by the Employer, following the

      reduction of such other Defined Contribution Plans, to

      ensure that all such plans will remain qualified under the

      IRC.

4.02  Multiple Plan Participation - If a Participant is a participant of a

      Defined Benefit Plan maintained by the Employer or an

      Affiliate, the sum of his defined benefit plan fraction

      and his defined contribution plan fraction for any

      Limitation Year may not exceed 1.0.

          For purposes of maximum Annual Additions to Defined

      Contribution Plans and maximum annual benefits payable

      from Defined Benefit Plans, all Defined Contribution Plans and all Defined Benefit Plans, whether or not terminated,

      shall be combined and treated as one (1) plan.

          For purposes of this Section 4.02, the term "defined

      contribution plan fraction" shall mean a fraction the

      numerator of which is the sum of all of the Annual

      Additions to the Participant's Individual Account under

      this Plan as of the close of the Limitation Year and the

      denominator of which is the sum of the lesser of the

      following amounts determined for such Limitation Year and

      for each prior Limitation Year of employment with the

      Employer:

      4.02(a) the product of 1.25 multiplied by the dollar

               limitation in effect in Section 4.01(a) for such

               year determined without regard to IRC Section

               415(c)(6); or

      4.02(b) the product of 1.4 multiplied by an amount

               determined pursuant to Section 4.01(b) with

               respect to each individual under the Plan for such

               Limitation Year.

          For purposes of this Section, the term, "defined

      benefit plan fraction" shall mean a fraction the numerator of which is the Participant's projected annual benefit (as defined in the said defined benefit plan) determined as of the close of the Limitation Year and the denominator of

      which is the lesser of:

      4.02(c) the product of 1.25 multiplied by the dollar

               limitation in effect pursuant to IRC Section

               415(b)(1)(A) for such Limitation Year; or

      4.02(d) the product of 1.4 multiplied by the amount which

               may be taken into account pursuant to IRC Section

               415(b)(1)(B) with respect to each individual under

               the Plan for such Limitation Year.

          The limitation on aggregate benefits from a Defined

      Benefit Plan and a Defined Contribution Plan which is

      contained in IRC Section 415(e) shall be complied with by

      a reduction (if necessary) in the Participant's benefits

      under the Defined Benefit Plan(s) [in accordance with the

      provisions of the said plan(s)] before a reduction of any

      such Defined Contribution Plan.

4.03  Required Distribution of Benefits - If a portion of a

      Participant's Individual Account and Deductible Account

      which is due and payable pursuant to Article V, and the

      Participant has not elected otherwise in accordance with

      the provisions of the Plan, any payment of benefits or

      commencement thereof to the Participant shall begin not

      later than sixty (60) days after the close of the Plan

      Year in which occurs the latest of:

      4.03(a) the Participant's having attained his Normal

               Retirement Age;

      4.03(b) the tenth (10th) anniversary of the date the

               Participant commenced participation in the Plan;

               and

      4.03(c) termination of service of the Participant.

          Notwithstanding anything contained herein to the

      contrary, the interest of each Participant under the Plan

      shall begin to be distributed no later than the April 1 of the calendar year following the calendar year in which the

      Participant attains age seventy and one-half (70 1/2) in

      accordance with IRC Section 401(a)(9) and the regulations

      issued thereunder, inclusive of the minimum distribution

      incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations.  Life expectancy of the Employee and the

      Employee's spouse (other than for a life annuity) may be

      redetermined annually if the Participant so elects.

4.04  Restrictions on Distribution of Amounts Held in Pre-Tax

      Accounts - Amounts attributable to pre-tax

      contributions held in a Participant's Pre-Tax Account

      shall not be distributed prior to the earliest of one of

      the following events:

      4.04(a) The Participant's retirement, death, Total and

               Permanent Disability, or termination of

               employment;

      4.04(b) The termination of the Plan without establishment

               or maintenance of a successor Defined Contribution

               Plan (other than an employee stock ownership plan

               as defined in IRC Section 4975(e)(7);

      4.04(c) The date of the sale or disposition of

               substantially all of the assets (sale of eighty-

               five percent (85%) of the assets shall be deemed

               to be substantially all) used by the Employer in

               its trade or business to an unrelated corporation

               provided the Employer continues to maintain this

               Plan and the Participant continues employment with

               the corporation acquiring such assets;

      4.04(d) The date of sale or other disposition of the

               Employer of its interest in a subsidiary to an

               unrelated entity provided the Employer continues

               to maintain this Plan and the Participant

               continues employment with the unrelated entity;

      4.04(e) the Participant's attainment of age fifty-nine and one-half (59 1/2); or

      4.04(f) the Participant's hardship.

          All distributions shall be subject to the Participant

      and spousal, if any, consent requirements, if applicable,

      pursuant to IRC Sections 401(a)(11) and 417.



                           ARTICLE VV

            BENEFITS ON RETIREMENT, DEATH, TOTAL AND
        PERMANENT DISABILITY OR TERMINATION OF EMPLOYMENT

5.01  Normal Retirement - Upon the

      retirement of a Participant on his Normal Retirement Date,

      the Current Balance of his Individual Account and

      Deductible Account shall become payable, and the Plan

      Administrator shall direct the Trustee and/or Insurance

      Company, if applicable, to distribute such amount to the

      Participant in accordance with Section 5.08 and the

      provisions of the Participation Agreement.

5.02  Delayed Retirement -  Upon the

      retirement of a Participant on his Delayed Retirement

      Date, the Current Balance of his Individual Account and

      Deductible Account shall become payable, and the Plan

      Administrator shall direct the Trustee and/or Insurance

      Company, if applicable, to distribute such amount to the

      Participant in accordance with Section 5.08 and the

      provisions of the Participation Agreement.

5.03  Early Retirement - Upon the retirement

      of a Participant on his Early Retirement Date, the Current

      Balance of his Individual Account and Deductible Account

      shall continue to be held as a part of the Fund until what would otherwise be the Participant's Normal Retirement

      Date at which time the Plan Administrator shall direct the

      Trustee and/or Insurance Company, if applicable, to

      distribute to the Participant the Current Balance then

      held in his Individual Account and Deductible Account in

      accordance with Section 5.08 and the provisions of the

      Participation Agreement.

          Notwithstanding anything contained herein to the

      contrary, a Participant who retires at his Early

      Retirement Date, shall have the right, at any time prior

      to his Normal Retirement Date, to elect to have the

      Current Balance held in his Individual Account and

      Deductible Account paid at an earlier date including the

      commencement of his benefit as of his Early Retirement

      Date.  If the Participant makes such an election, the Plan

      Administrator shall direct the Trustee and/or Insurance

      Company, if applicable, to distribute to the Participant

      the Current Balance held in his Individual Account and

      Deductible Account as of the first day of the month

      coinciding with or next following such election in

      accordance with Section 5.08 and the provisions of the

      Participation Agreement.

          Any amount held on a Participant's behalf pursuant to

      this Section 5.03 shall continue to share in the

      Adjustment of the Fund pursuant to Section 3.02.

5.04  Disability Retirement - Upon

      the retirement of a Participant on his Disability

      Retirement Date, the Current Balance of his Individual

      Account and Deductible Account shall continue to be held

      as a part of the Fund until what would otherwise be the

      Participant's Normal Retirement Date, at which time the

      Plan Administrator shall direct the Trustee and/or

      Insurance Company, if applicable, to distribute to the

      Participant the Current Balance held in his Individual

      Account and Deductible Account in accordance with Section

      5.08 and the provisions of the Participation Agreement.

          Notwithstanding anything contained herein to the

      contrary, a Participant who retires at his Disability

      Retirement Date, shall have the right, at any time prior

      to his Normal Retirement Date, to elect to have the

      Current Balance held in his Individual Account and

      Deductible Account paid at an earlier date including

      commencement of his benefit as of his Disability

      Retirement Date.  If the Participant makes such an

      election, the Plan Administrator shall direct the Trustee

      and/or Insurance Company, if applicable, to distribute to

      the Participant the Current Balance held in the

      Participant's Individual Account as of the first day of

      the month coinciding with or next following such election

      in accordance with Section 5.08 and the provisions of the

      Participation Agreement.

          For purposes of this Section 5.04 as it relates to

      distribution of a Participant's Deductible Account, the

      term "disability" means an incapacity which leaves the

      Participant unable to engage in any substantially gainful

      activity by reason of any medically determinable physical

      or mental impairment which can be expected to result in

      death or to be of long-continued and indefinite duration.

      If a Totally and Permanently Disabled Participant does not satisfy this definition of "disability," then his

      Deductible Account shall continue to be held as a part of

      the Fund until what would otherwise be his Normal

      Retirement Date, at which time the Plan Administrator

      shall direct the Trustee and/or Insurance Company, if

      applicable, to distribute to the Participant the Current

      Balance held in his Deductible Account in accordance with

      Section 5.08 and the provisions of the Participation

      Agreement.

          Any amount held on a Participant's behalf pursuant to

      this Section 5.04 shall continue to share in the

      Adjustment of the Fund pursuant to Section 3.02.

5.05  Death Prior to the Commencement of Benefits - At the

      death of a Participant before his retirement or termination of employment or if a retired or terminated Participant dies

      prior to the commencement of his benefit, a death benefit

      shall be paid and the Plan Administrator shall direct the

      Trustee and/or Insurance Company, if applicable, to

      distribute the benefit to the Participant's Beneficiary in accordance with Section 5.08 and the provisions of the

      Participation Agreement, subject to the following

      provisions of this Section.

      5.05(a) If the designated Beneficiary is the spouse of the

               Participant, the Beneficiary may elect to commence

               the benefit within a reasonable period of time

               after the Participant's death but in no event may

               such election be made later than (i) the December

               31 of the calendar year immediately following the

               calendar year in which the Participant died, or

               (ii) the December 31 of the calendar year in which

               the Participant would have attained age seventy

               and one-half (70 1/2) and may be paid over the

               life or over a period certain not extending beyond

               the life expectancy of the designated Beneficiary.

               If the spouse dies before the distribution begins,

               then the five (5) year distribution requirement of

               Section 5.05(c) shall apply as if the Beneficiary

               were the Participant.

      5.05(b) If the benefit is paid to a designated Beneficiary

               [as defined in IRC Section 401(a)(9)(E) inclusive

               of Section 1.401(a)(9)-1 D-1 and D-2 of the

               regulations] other than the Participant's spouse,

               the distribution shall commence no later than the

               December 31 of the calendar year immediately

               following the calendar year in which the

               Participant died and may be paid over the life or

               over a period certain not extending beyond the

               life expectancy of the designated Beneficiary.

               The Beneficiary may elect that the benefit be paid

               at an earlier date.

      5.05(c) At the death of the Participant, if there is no

               designated Beneficiary [as defined in IRC Section

               401(a)(9) inclusive of Section 1.401(a)(9)-1 D-1

               and D-2 of the regulations], then the distribution

               of the Participant's entire interest shall be

               completed by December 31 of the calendar year

               containing the fifty (5th) anniversary of the

               Participant's death.

      5.05(d) The benefit payable under the provisions of this

               Section 5.05 may not be paid in any form which

               would violate the required distribution

               requirements of Sections 5.05(a), 5.05(b) or

               5.05(c).

5.06  Death After the Commencement of Benefits - If a Participant dies after the commencement of benefit payments under the provisions

      of the Participation Agreement applicable to him, any

      benefits payable upon his death shall continue to be paid

      in accordance with the method of payment in effect on his

      date of death.  Upon the death of a Participant who is

      receiving benefits, the remaining portion of his interest

      under the Plan must be distributed at least as rapidly as

      under the method of distribution being used at the date of the Participant's death.

5.07  Termination of Employment - Upon termination of

      employment for any reason other than

      retirement, death or Total and Permanent Disability, a

      Participant shall be entitled to a benefit equal to the

      Current Balance of his Individual Account and Deductible

      Account as of his date of termination of employment.

          A Participant at all times shall be one hundred percent

      (100%) vested in his Individual Account and Deductible

      Account.

          If the Current Balance of the Participant's Individual

      Account and Deductible Account does not exceed three

      thousand five hundred dollars ($3,500) (including any

      previous distributions made to the Participant), the Plan

      Administrator shall direct the Trustee and/or Insurance

      Company to distribute to the Participant the Current

      Balance of his Individual Account and Deductible Account

      as soon as reasonably possible following his termination

      of employment in accordance with Section 5.08 and the

      provisions of the Participation Agreement.  If the Current

      Balance of the Participant's Individual Account and

      Deductible Account exceeds three thousand five hundred

      dollars ($3,500) (including any previous distributions

      made to the Participant), the Participant's consent, as

      well as his spouse's consent, if applicable, as provided

      under the Participation Agreement, shall be required for

      the distribution to be made.  If the Current Balance of a

      Participant's Individual Account and Deductible Account at

      the time of any distribution exceeds three thousand five

      hundred dollars ($3,500), then the Current Balance at any

      time thereafter shall be deemed to exceed three thousand

      five hundred dollars ($3,500) and the Participant's

      consent, as well as his spouse's consent if the

      Participant is married, shall be required for any

      distribution to be made.  If the Participant and his

      spouse, if required, do not consent to such distribution

      being made upon his termination of employment, the

      Participant's Individual Account and Deductible Account

      shall continue to be held as a part of the Fund until what would otherwise be his Normal Retirement Date, or if

      earlier, the date the Participant requests an earlier

      distribution.  At such time, the Plan Administrator shall

      direct the Trustee and/or Insurance Company, if

      applicable, to distribute to the Participant the Current

      Balance held in his Individual Account and Deductible

      Account as of the first day of the month coinciding with

      or next following such election in accordance with Section

      5.08 and the provisions of the Participation Agreement.

          Any amount held on a Participant's behalf pursuant to

      this Section 5.07 shall continue to share in the

      Adjustment of the Fund pursuant to Section 3.02.

          Upon termination of employment, a Participant may

      request the Plan Administrator to transfer the Current

      Balance of his Deductible Account to a successor

      depository.  In such event, the Plan Administrator shall

      notify the Trustee and/or Insurance Company to transfer

      such amount to such successor depository as soon as

      reasonably possible following receipt of such request from the Participant.

          If a Participant who terminated his employment with an

      Employer is reemployed as an Employee prior to receiving a distribution of his Individual Account and Deductible

      Account, he shall not be entitled to a distribution under

      this Section due to such termination, but shall be

      entitled to a distribution as determined herein upon any

      subsequent termination of employment for any reason.

5.08  Method of Payment - In order to

      receive a benefit under the Plan, a Participant, his

      Beneficiary or next of kin must make written application

      therefor on a form or forms provided by the Plan

      Administrator.  The Plan Administrator may require that

      there be furnished to it in connection with such

      application all information pertinent to any question of

      eligibility and the amount of any benefit.  Benefits shall be paid in accordance with the Participation Agreement

      applicable to each Employer.

          Notwithstanding anything contained herein to the

      contrary, effective for periods commencing on and after

      January 1, 1993, in addition to the payment forms provided in the Participation Agreement applicable to each

      Employer, a Participant or his spouse may elect to have

      any portion of an eligible rollover distribution paid

      directly to an eligible retirement plan designated by the

      Participant or his spouse in the form of a direct

      rollover.  For purposes of direct rollovers, the following definitions shall apply.

      5.08(a) An eligible rollover distribution is any

               distribution of all or any portion of the balance

               to the credit of the Participant, his spouse or

               his former spouse under a qualified domestic

               relations order, except that an eligible rollover

               distribution shall not include:

               (i)     any distribution that is one of a series

                    of substantially equal periodic payments,

                    paid not less frequently than annually, made

                    for the life  expectancy of the Participant

                    or his spouse or the  life expectancies of

                    the Participant and his spouse, or for a

                    specified period of ten (10) years or more;

               (ii) any distribution to the extent such

                    distribution is required under IRC Section

                    401(a)(9); and the portion of any

                    distribution that is not includible in gross

                    income (determined without regard to the

                    exclusion of net unrealized appreciation

                    with respect to employer securities).

      5.08(b) An eligible retirement plan is an individual

               retirement account described in IRC Section

               408(a), an individual retirement annuity described

               in IRC Section 408(b), an annuity plan described

               in IRC Section 403(a), that accepts, or a

               qualified trust described in IRC Section 401(a)

               that will accept a Participant's rollover

               distribution.  However, in the case of an eligible

               rollover distribution to the surviving spouse of a

               Participant, an eligible retirement plan is an

               individual retirement account or individual

               retirement annuity.

      5.08(c) A direct rollover is a payment by the Plan to an

               eligible retirement plan specified by the

               Participant or his spouse.

5.09  Benefits to Minors and Incompetents - If any person

      entitled to receive payment under the Plan is a

      minor, the Plan Administrator,

      in its discretion, may dispose of such amount in any one

      or more of the following ways:

      5.09(a) By payment thereof directly to such minor;

      5.09(b) By application thereof for the benefit of such

               minor;

      5.09(c) By payment thereof to either parent of such minor

               or to any adult person with whom such minor may at

               the time be living or to any person who shall be

               legally qualified and acting as guardian of the

               person or the property of such minor; provided

               only that the parent or adult person to whom any

               amount is paid shall have advised the Plan

               Administrator in writing that he will hold or use

               such amount for the benefit of such minor.

          If a person entitled to receive payment under the Plan

      is physically or mentally incapable of personally

      receiving and giving a valid receipt for any payment due

      (unless prior claim therefor has been made by a duly

      qualified committee or other legal representative), the

      payment may be made to the spouse, son, daughter, parent,

      brother, sister or other person deemed by the Plan

      Administrator to have incurred expense for such person

      otherwise entitled to payment.

5.10  Maximum Option Payable - If a Participant elects

      to have his benefit paid under an

      optional form of payment and the designated Beneficiary is not the spouse of the Participant, the option elected

      shall be restricted so that the minimum distribution

      incidental benefit requirement of IRC Section 401(a)(9)

      and Treasury Regulations Section 1.401(a)(9)-2 is met.



                          ARTICLE VI

                 WITHDRAWALS AND LOANSAND LOANS

6.01  Withdrawals and Loans Generally - Any withdrawals other than withdrawals for hardship as specifically provided for in Section 6.02 and withdrawal of a Participant's Deductible Account as provided for in Section 6.03 shall be available in

      accordance with the provisions of the Participation

      Agreement applicable to the Participant's Employer.

      Effective on and after January 1, 1989, no loans shall be

      available from the Plan.  However, any prior loans which

      are outstanding shall be subject to the provisions of the

      Participation Agreement.

6.02  Hardship Withdrawal -  Effective for periods commencing on and after January 1, 1990, upon

      the occurrence of a financial hardship, as herein defined,

      a Participant may make application to withdraw all or part of the Current Balance of his Pre-Tax Account.

      Withdrawals hereunder may only be made from actual pre-tax contributions held in the Pre-Tax Account and not from

      earnings on such pre-tax contributions.  Withdrawals from

      any account under the Plan other than the Pre-Tax Account

      shall be subject to the terms of the Participation

      Agreement.

      6.02 (a)   The Plan Administrator shall authorize a

               withdrawal of pre-tax contributions from a

               Participant's Pre-Tax Account only upon a finding

               that:

                 (i)The withdrawal is necessary to enable the

                    Participant to meet unusual or special

                    situations in his financial affairs which

                    result in an immediate and heavy financial

                    need;

                (ii)Such amount is not available from other

                    resources of the Participant; and

               (iii)Any distribution hereunder may not exceed

                    the amount required to meet the immediate

                    financial need created.

      6.02(b) In furtherance of Section 6.02(a)(i), a financial

               hardship with respect to a Participant shall be

               deemed to be present if the withdrawal request is

               on account of:

                 (i)Medical expenses described in IRC Section

                    213(d) incurred by the Participant, the

                    Participant's spouse, or any dependents of

                    the Participant (as defined in IRC Section

                    152);

                (ii)Purchase (excluding mortgage payments) of a

                    principal residence for the Participant;

               (iii)Payment of tuition for the next semester or

                    quarter of post-secondary education for the

                    Participant, his spouse, children or

                    dependents;

                (iv)The need to prevent the eviction of the

                    Participant from his principal residence or

                    foreclosure on the mortgage on the

                    Participant's principal residence;

                 (v)Such other events as may be determined by

                    the Internal Revenue Service.

      6.02(c) In furtherance of Section 6.02(a)(ii), a

               distribution will be considered to be necessary to

               satisfy an immediate and heavy financial need if,

               in the judgment of the Plan Administrator, all of

               the following requirements are met:

                 (i)The Participant has obtained all

                    distributions, other than hardship

                    distributions, and all nontaxable loans

                    currently available from all plans

                    maintained by the Employer.

                (ii)By the terms of this subsection, the Plan

                    shall suspend a Participant's right to make

                    any pre-tax contributions to all other plans

                    maintained by the Employer until the first

                    payroll period following the January 1 or

                    July 1 following twelve (12) months after

                    receipt of the hardship distribution.  If

                    more than one (1) distribution is made

                    hereunder within a twelve (12) month period,

                    the suspension period shall not be tacked to

                    the remaining portion of the prior

                    suspension period but a new suspension

                    period shall commence for such distribution.

               (iii)By the terms of this subsection, the Plan

                    shall restrict a Participant's right to make

                    pre-tax contributions to any plan sponsored

                    by the Employer in the taxable year

                    following the taxable year of the hardship

                    distribution to an amount equal to the

                    applicable limit under IRC Section 402(g)

                    reduced by the Participant's pre-tax

                    contributions under such plan in the taxable

                    year of the hardship distribution.  The term

                    "taxable year" as used hereunder means the

                    Participant's taxable year.

                (iv)The reasonable liquidation of the

                    Participant's assets to the extent that the

                    liquidation would not itself cause an

                    immediate and heavy financial need.

          Upon such findings, the Plan Administrator shall direct

      the Trustee and/or Insurance Company, if applicable, to

      make the distribution in accordance with the Participation

      Agreement as soon as reasonably possible following the

      determination.

          Amounts withdrawn under this Section may not be repaid

      to the Fund.

6.03  Withdrawal of Deductible Account - With thirty (30) days prior written notice to the Plan Administrator, a Participant may

      request a withdrawal of the Current Balance of his

      Deductible Account.  Payment of such amount shall be in

      accordance with the Participation Agreement and shall be

      made as soon as reasonably possible after the Plan

      Administrator receives the withdrawal request.

                         ARTICLE VII

                            FUNDING

7.01  Trust Fund - On behalf of all Employers,

      the Corporation shall enter into an agreement with the

      Trustee whereunder the Trustee shall receive, invest and

      administer as a trust fund all amounts transferred to and

      held under this Plan in accordance with the Trust

      Agreement.

          The Trust Agreement is attached hereto and incorporated

      by reference as a part of the Plan, and the rights of all

      persons hereunder are subject to the terms of the Trust

      Agreement.  The Trust Agreement specifically provides,

      among other things, for the investment and reinvestment of the Fund and the income thereof, management of the Fund,

      responsibilities and immunities of the Trustee, removal of the Trustee and appointment of a successor, accounting by

      the Trustee and disbursement of the Fund.

          The Trustee, in accordance with the terms of the Trust

      Agreement, shall accept and receive all sums of money

      transferred to it from time to time from a prior trustee

      or from a Contract or Contracts held pursuant to a Prior

      Plan.  The Trustee shall also accept and hold any Contract or Contracts which are transferred to the Trustee under

      Section 7.02.

          The Trustee will establish and maintain the following

      three (3) Investment Funds for the purposes of investment

      elections stipulated in Section 7.03 and Section 7.04:

          Fund 1 - shall be an equity fund to be invested and

      reinvested in such shares of common stock, or other like

      evidences, of ownership and such other property, or part

      interest in property, real or personal, foreign or

      domestic, the rate of return from which is not fixed by

      the instruments evidencing the investments whether or not

      productive of income or consisting of wasting assets and

      any other investment authorized pursuant to the Trust

      Agreement.  To the extent that the Trustee, in its

      discretion, deems desirable or pending selection and

      purchase of other suitable investments or to provide for

      current cash requirements, the Trustee may hold such other investments the rate of return from which is fixed by the

      instruments evidencing the investments.

          Fund 2 - shall be a fixed income fund to be invested

      and reinvested (a) in such shares of stock (preferred,

      preference or guaranteed) or other evidences of ownership,

      such bonds, debentures, equipment or collateral trust

      certificates, notes or other evidences of indebtedness,

      unsecured or secured by mortgages on real or personal

      property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether secured

      or unsecured), and such other property, or part interest

      in personal property, foreign or domestic, the rate of

      return from which is fixed by the instruments evidencing

      the investments; (b) in insured savings accounts, time

      deposits or certificates of deposit in national banks,

      including the Trustee bank, or savings and loan

      institutions, or in Treasury bill backed money market

      funds or in security issues of the United States

      government or in other high yielding investments of a safe and prudent nature; and (c) to the extent the Trustee in

      its discretion deems desirable, or pending selection and

      purchase of other suitable investments, or to provide for

      current cash requirements, in other debt securities

      (including obligations of the Government of the United

      States of America) payable on demand or having maturities

      not exceeding one (1) year and to retain any otherwise

      ineligible property received by way of dividend, exchange,

      conversion, liquidation or otherwise than by purchase for

      as long as the Trustee in its discretion deems desirable

      for advantageous realization thereon.

          Fund 3 - shall be invested by the Trustee, at its

      discretion, in insured savings accounts, time deposits or

      certificates of deposit in a national bank, or savings and loan institutions, or in a Treasury bill backed money

      market fund or in security issues of the United States

      Government or in other high yielding investments of a safe and prudent nature or in guaranteed investment contracts

      issued by an Insurance Company.  In addition to being

      available for the investment option elections pursuant to

      Sections 7.03 and 7.04, all amounts held upon a

      Participant's retirement, death, Total and Permanent

      Disability or termination of employment pursuant to

      Article V which will not be distributed immediately shall

      be held in Fund 3 and such amounts shall be transferred to

      Fund 3 as of the Valuation Date following the

      Participant's retirement, death, Total and Permanent

      Disability or termination of employment.

          In addition, Fund 3 shall hold any Contract or

      Contracts which may be maintained until such time as they

      may be liquidated as provided in accordance with the

      provisions of Section 3.02.  Any Contract or Contracts

      held pursuant to Section 3.02 in Fund 3 shall only apply

      to applicable Participants who at the time of any merger

      were participants of the Prior Plan of which such Contract or Contracts were a part thereof.  Any such Contract or

      Contracts shall not be available for investment elections

      pursuant to Section 7.03 and 7.04.

          In the year in which any funds become available due to

      the liquidation of any Contract or Contracts or for any

      other reason, such amounts shall be held in a segregated

      account in Fund 3 until the December 31 Valuation Date

      following the date of liquidation or release of funds.

      Thereafter, such funds shall be invested in accordance

      with the investment election made by the Participant in

      accordance with Section 7.03 and 7.04.

          Income from investments in each Investment Fund shall

      be reinvested in the same Investment Fund.  The Trustee

      shall transfer assets from one Investment Fund to the

      other as directed by the Plan Administrator to maintain

      the proper allocation among the Investment Funds.

7.02  Contract Fund or Funds - If, as a result of a merger or acquisition, the Corporation desires to merge a Prior Plan into this Plan and such Prior Plan has all or a portion of its assets invested in one (1) or more insurance contracts and the terms of such

      Contract or Contracts would make it detrimental to

      liquidate such Contract or Contracts, then in order to

      provide for the transition of assets to this Plan, the

      Corporation may continue to maintain any Contract or

      Contracts utilized by the acquired Employer for purposes

      of carrying out the funding of its Prior Plan or have such

      Contract or Contracts transferred to the Trustee and held

      pursuant to the Trust Agreement in Investment Fund 3 to

      provide the benefits for affected Participants until the

      Contract or Contracts may be liquidated and such assets

      made a part of the Trust established under the Plan.  Any

      such Contract or Contracts shall be attached hereto and

      incorporated by reference as a part of the Plan and/or

      Trust.  The rights of all Participants affected by the

      maintenance of such Contract or Contracts shall be subject to the terms of the Contract or Contracts until

      liquidation is appropriate.  Any Contract or Contracts

      shall contain such powers and reservations as to

      investments, reinvestments, control and disbursement of

      the funds, and such other provisions not inconsistent with the provisions of the Plan and its nature and purposes as

      shall be agreed upon and set forth therein.

7.03  Direction of Investment of Individual Accounts and

      Deductible Accounts - Upon commencing participation,

      each Participant shall have the right to direct that the

      amount held in his Individual

      Account and Deductible Account be invested in Investment

      Fund 1, Fund 2 Fund 3 or among such Investment Funds.  If

      investments are made among the Investment Funds,

      investments shall be in increments of no less than

      twenty-five percent (25%).  Investment Fund elections

      shall be made on forms provided by the Plan Administrator

      and each Participant shall be provided with appropriate

      forms at the time he becomes a Participant covered under

      this Plan.

          In the absence of a notification by a Participant to

      the Plan Administrator concerning the direction of the

      investment of his Individual Account and Deductible

      Account, the Plan Administrator shall assume the

      Participant elected that the total amount held in his

      Individual Account and Deductible Account be invested in

      Investment Fund 3.

          Investment elections hereunder shall be applicable as

      of the January 1 following the date the election is made

      and shall continue to apply in subsequent Plan Years until the Participant properly initiates a change in accordance

      with Section 7.04.

7.04  Change in Direction of Investment of Individual Accounts

      and Deductible Accounts - Each Participant shall have the

      right by written request to the Plan Administrator, on forms provided by the Plan Administrator, at least sixty (60) days (or such shorter period as may be acceptable to the Plan Administrator) in

      advance to direct that the balance in his Individual

      Account and Deductible Account as of any January 1

      invested in the Investment Fund options be liquidated and

      the proceeds thereof transferred to another Investment

      Fund or among such Investment Fund options for

      reinvestment.  Each such election shall be in increments

      of no less than twenty-five percent (25%) as it relates to each such election.  Any such change shall be applicable

      as of the January 1 following the date the change is made

      and shall continue to apply until the Participant properly initiates another change.

          All requests for changes in the investment of amounts

      held in a Participant's Individual Account and Deductible

      Account shall be addressed in writing to the Plan

      Administrator.  The Plan Administrator shall without undue delay forward appropriate directions to the Trustee for

      execution and the Trustee shall carry out such directions

      as expeditiously as possible.



                        ARTICLE VIII

   FIDUCIARIES AND PLAN ADMINISTRATIONAND PLAN ADMINISTRATION

8.01  General - Each Fiduciary who is delegated

      specific duties or responsibilities under the Plan or any

      Fiduciary who assumes such a position with the Plan shall

      discharge his duties solely in the interest of

      Participants and Beneficiaries and for the purpose of

      providing such benefits as stipulated herein to such

      Participants and Beneficiaries.  In carrying out such

      duties and responsibilities, each Fiduciary shall act with the care, skill, prudence, and diligence under the

      circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use

      in exercising such authority or duties.  Further, a

      Fiduciary shall have an overall responsibility to

      diversify the investments of the Plan so as to minimize

      the risk of large losses, unless under the circumstances

      it is clearly prudent not to do so.

          A Fiduciary may serve in more than one Fiduciary

      capacity and may employ one or more persons to render

      advice with regard to his Fiduciary responsibilities.  If

      a Fiduciary is serving as such without compensation, all

      expenses reasonably incurred by such Fiduciary shall be

      reimbursed by the Employer or, at the Corporation's

      direction, from the Trustee and/or Insurance Company, if

      applicable.

          A Fiduciary may delegate any of his responsibilities

      for the operation and administration of the Plan.  In

      limitation of this right, a Fiduciary may not delegate any responsibilities as contained herein relating to the

      management or control of the Fund except through the

      employment of an investment manager as provided in Section

      8.03 and in the Trust Agreement relating to the Fund.  In

      limitation of this right, a Fiduciary may not delegate any responsibilities as contained herein relating to the

      management or control of the Fund held pursuant to any

      Contract or Contracts.

8.02  Corporation - The Corporation established

      and maintains the Plan for the benefit of eligible

      Employees and those of participating Employers and of

      necessity retains control of the operation and

      administration of the Plan.  In accordance with specific

      provisions of the Plan, the Corporation has, as herein

      indicated, delegated certain of these rights and

      obligations to the Employer, Trustee and/or Insurance

      Company, if applicable, and Plan Administrator and these

      parties shall be responsible solely for these delegated

      rights and obligations.

          The Employer shall indemnify the Board, Plan

      Administrator, Trustee and/or Insurance Company, if

      applicable, and any other person to whom any fiduciary

      responsibility with respect to the Plan is delegated, from and against any and all liabilities, costs and expenses

      incurred by such persons as a result of any act or

      omission to act in connection with the performance of

      their fiduciary duties, responsibilities and obligations

      under the Plan and ERISA, except for liabilities and

      claims arising from such Fiduciary's willful misconduct or gross negligence.  For this purpose, the Employer may

      obtain, pay for and keep current a policy or policies of

      insurance; however, such insurance shall not release the

      Employer of liability under this provision.

          The Employer shall supply such full and timely

      information for all matters relating to the Plan as the

      Plan Administrator, Trustee and/or Insurance Company, if

      applicable, and accountant engaged on behalf of the Plan

      by the Corporation may require for the effective discharge of their respective duties.

8.03  Trustee - The Trustee, in accordance with the

      Trust Agreement, shall have exclusive authority and

      discretion to manage and control the Fund, except that the

      Corporation may in its discretion employ at any time and

      from time to time an investment manager [as defined in

      ERISA Section 3(38)] to direct the Trustee with respect to all or a designated portion of the assets comprising the

      Fund.

8.04  Insurance Company - The Insurance Company, if applicable,

      in accordance with the Contract, shall have exclusive authority and discretion to manage and control any portion of the Fund held pursuant to a Contract or Contracts.

8.05  Plan Administrator - The Corporation shall appoint a Plan

      Administrator to hold office during the pleasure of the Corporation.  No compensation shall be paid from the Fund to the Plan

      Administrator for service as such.

          In accordance with the provisions hereof, the Plan

      Administrator has been delegated certain administrative

      functions relating to the Plan with all powers necessary

      to enable it properly to carry out such duties.  The Plan

      Administrator shall have no power in any way to modify,

      alter, add to or subtract from, any provisions of the

      Plan.

          The Plan Administrator shall have the duty and

      discretionary authority to construe the Plan, and to

      determine all questions that may arise thereunder relating to (a) the eligibility of individuals to participate in

      the Plan, (b) the amount of benefits to which any

      Participant or Beneficiary may become entitled hereunder,

      and (c) any situation not specifically covered by the

      provisions of the Plan.  All disbursements by the Trustee

      and/or Insurance Company, if applicable, except for the

      payment of operating expenses of the Plan and Fund at the

      direction of the Corporation as provided in Section 12.03,

      shall be made upon, and in accordance with, the written

      directions of the Plan Administrator.  When the Plan

      Administrator is required in the performance of its duties hereunder to administer, construe, or reach a

      determination under any of the provisions of the Plan, it

      shall do so in a uniform, equitable and nondiscriminatory

      basis.

8.06  Claims for Benefits - All claims for benefits under the Plan shall be submitted to the Plan Administrator, who shall have the responsibility for determining the eligibility of any Participant or

      Beneficiary for benefits.  All claims for benefits shall

      be made in writing and shall set forth the facts which

      such Participant or Beneficiary (the "applicant") believes sufficient to entitle him to the benefit claimed.  The

      Plan Administrator may adopt forms for the submission of

      claims for benefits in which case all claims for benefits

      shall be filed on such forms.  The Plan Administrator

      shall provide applicants with all such forms.

          Upon receipt by the Plan Administrator of a claim for

      benefits, it shall determine all facts which are necessary to establish the right of an applicant to benefits under

      the provisions of the Plan and the amount thereof as

      herein provided.  The Plan Administrator shall approve,

      deny and investigate all questionable claims.  Upon

      request, the Plan Administrator shall afford any applicant the right of a hearing with respect to any finding of fact or determination related to any claim for benefits under

      the Plan.  If any claim for benefits is denied, the

      applicant shall be notified of such decision in accordance with the provisions of Section 8.07.

8.07  Claims Procedures - The applicant shall be notified

      in writing of any adverse decision with

      respect to his claim within ninety (90) days after its

      submission.  The notice shall be written in a manner

      calculated to be understood by the applicant and shall

      include:

      8.07(a) The specific reason or reasons for the denial;

      8.07(b) Specific references to the pertinent Plan

               provisions on which the denial is based;

      8.07(c) A description of any additional material or

               information necessary for the applicant to perfect

               the claim and an explanation why such material or

               information is necessary; and

      8.07(d) An explanation of the Plan's claim review

               procedures.

          If special circumstances require an extension of time

      for processing the initial claim, a written notice of the

      extension and the reason therefor shall be furnished to

      the claimant applicant the end of the initial ninety (90)

      day period.  In no event shall such extension exceed

      ninety (90) days.

          If a claim for benefits is denied or if applicant has

      no response to such claim within ninety (90) days of its

      submission (in which case the claim for benefits shall be

      deemed denied), the applicant or his duly authorized

      representative, at the applicant's sole expense, may

      appeal the denial to the Plan Administrator within sixty

      (60) days of the receipt of written notice of denial or

      sixty (60) days from the date such claim is deemed denied.

      In pursuing such appeal, the applicant or his duly

      authorized representative:

      8.07(e) May request in writing that the Plan Administrator review the denial;

      8.07(f) May review pertinent documents; and

      8.07(g) May submit issues and comments in writing.

          The decision on review shall be made within sixty (60)

      days of receipt of the request for review, unless special

      circumstances require an extension of time for processing,

      in which case a decision shall be rendered as soon as

      possible but not later than one hundred twenty (120) days

      after receipt of a request for review.  If such an

      extension of time is required, written notice of the

      extension shall be furnished to the applicant before the

      end of the original sixty (60) day period.  The decision

      on review shall be made in writing, shall be written in a

      manner calculated to be understood by the applicant, and

      shall include specific references to the provisions of the

      Plan on which such denial is based.  If the decision on

      review is not furnished within the time specified above,

      the claim shall be deemed denied on review.

8.08  Records - All acts and determinations of the

      Plan Administrator shall be duly recorded, and all such

      records and other documents as may be necessary in

      exercising its duties under the Plan shall be preserved in the custody of the Plan Administrator.  Such records and

      documents at all times shall be open for inspection to,

      and for the purpose of making copies by any person

      designated by the Corporation.  The Plan Administrator

      shall provide such timely information, resulting from the

      application of its responsibilities under the Plan, as

      needed by the Trustee and/or Insurance Company, if

      applicable, and accountant engaged on behalf of the Plan

      by the Corporation, for the effective discharge of their

      respective duties.

8.09  Missing Persons - The Plan Administrator shall make a

      reasonable effort to locate all persons entitled to

      benefits under the Plan; however, notwithstanding any

      provision in the Plan to the contrary, if after a period of five (5) years from the date such

      benefit is due, any such person entitled to benefits has

      not been located, his rights under the Plan shall be

      construed as if the Participant had died.  Before this

      provision becomes operative, the Plan Administrator shall

      send a certified letter to such person at his last known

      address advising him that his interest or benefits under

      the Plan shall be so construed.  Any such amounts shall be held by the Trustee and/or Insurance Company, if

      applicable, for a period of three (3) additional years (or a total of eight (8) years from the time the benefits

      first become payable).  If no distributee can be found,

      then any unclaimed benefits shall be dealt with according

      to the laws of the Commonwealth of Virginia, or, if

      applicable, the laws of the state in which the Participant is legally domiciled, pertaining to abandoned intangible

      personal property held in a fiduciary capacity.



                          ARTICLE IX

           AMENDMENT AND TERMINATION OF THE PLAN

9.01  Amendment of the Plan - The Corporation shall have the right at any time by action of the Board to modify, alter or amend the Plan in whole or in part; provided that the duties, powers and liability of the Trustee and/or Insurance Company, if applicable,

      hereunder shall not be increased without written consent;

      the amount of benefits which at the time of any such

      modification, alteration or amendment have accrued for any

      Participant or Beneficiary hereunder shall not be affected adversely thereby; and no such amendment shall have the

      effect of causing a reversion to the Employer of any part

      of the principal or income of the Fund.  Notwithstanding

      anything contained herein to the contrary, no amendment to the Plan shall decrease a Participant's Individual Account or Deductible Account balance or eliminate an optional

      form of distribution applicable to a Participant pursuant

      to the Participation Agreement.

9.02  Termination of the Plan - The Employer expects to continue the Plan indefinitely, but continuance is not assumed as a contractual obligation, and each Employer reserves the right at any

      time by action of its board of directors to terminate the

      Plan as applicable to itself.  If an Employer terminates

      or partially terminates the Plan, each Participant

      affected thereby shall continue to be one hundred percent

      (100%) vested in the amount held in his Individual Account and Deductible Account.

          If the Plan is terminated by an Employer, the Plan

      Administrator shall value the Fund as of the date of

      termination.  That portion of the Fund applicable to any

      Employer for which the Plan has not been terminated shall

      be unaffected.  The Individual Accounts and Deductible

      Accounts of Participants and Beneficiaries affected by the termination, as determined by the Plan Administrator,

      shall continue to be administered as a part of the Fund or distributed to such Participants or Beneficiaries pursuant to Section 5.08 and the provisions of the Participation

      Agreement provided the distribution is otherwise permitted in accordance with rules and regulations under IRC Section

      401(k).



                           ARTICLE X

       PROVISIONS RELATIVE TO EMPLOYERS INCLUDED IN PLAN


10.01 Method of Participation - Any organization which is a member of the same controlled group of organizations, as defined in IRC

      Sections 414(b), (c), (m) and (o), as the Corporation which is acquired by the Corporation, with the approval of the Board may become a party to the Plan through a plan merger or otherwise.

      The Corporation shall promptly deliver to the Trustee

      and/or Insurance Company, if applicable, a certified copy

      of the resolutions or other documents evidencing the

      acquired Employer's participation in the Plan.  The Plan

      shall be maintained as a single Plan for all participating

      Employers.

10.02 Withdrawal - Any one or more of the Employers

      included in the Plan may withdraw from the Plan at any

      time by giving six (6) months advance notice in writing of its or their intention to withdraw to the Board and Plan

      Administrator (unless a shorter notice is agreed to by the

      Board).

          Upon receipt of notice of any such withdrawal, the Plan

      Administrator shall certify to the Trustee and/or

      Insurance Company, if applicable, the equitable share of

      the withdrawing Employer in the Fund, as applicable (to be determined by the Plan Administrator).

          The Trustee thereupon shall set aside from the Fund

      then held by it such securities and other property as it,

      in its sole discretion, shall deem to be equal in value to such equitable share.  If the Plan is to be terminated

      with respect to such Employer, the amount set aside shall

      be dealt with in accordance with the provisions of Section

      9.02.  If the Plan is not to be terminated with respect to such Employer, the Trustee shall turn over such amount to

      such trustee designated by such Employer, and such

      securities and other property thereafter shall be held and invested as a separate trust of such Employer, and shall

      be used and applied according to the terms of a new

      agreement and declaration of trust between the withdrawn

      Employer and the trustee.

          Further, the Insurance Company, if applicable,

      thereupon shall set aside from the Fund then held by it

      such securities and other property as it, in its sole

      discretion, shall deem to be equal in value to such

      equitable share.  If the Plan is to be terminated with

      respect to such Employer, the amount shall be dealt with

      in accordance with the provisions of Section 9.02.  If the

      Plan is not to be terminated with respect to such

      Employer, the Insurance Company shall invest and

      administer the applicable Fund as a separate fund of such

      Employer and shall be used and applied according to the

      terms of a new group annuity contract between the

      withdrawn Employer and the Insurance Company, provided

      that the Insurance Company's then applicable underwriting

      requirements permit such group annuity contract to be

      issued.

          Neither the segregation of the Fund assets upon the

      withdrawal of an Employer, nor the execution of a new

      declaration of trust or Contract pursuant to any of the

      provisions of this Section shall operate to permit any

      part of the corpus or income of the Fund to be used or

      diverted to purposes other than for the exclusive benefit

      of Participants and Beneficiaries, except as provided in

      Section 12.03.



                          ARTICLE XI

                 TOP HEAVY PLAN PROVISIONS

11.01 General - Notwithstanding anything contained

      herein to the contrary, if this Plan, when combined with

      all other plans required to be aggregated pursuant to IRC

      Section 416(g), is deemed to be a Top Heavy Plan for any

      Plan Year, the following conditions shall become

      operative.

11.02 Definitions - For purposes of this

      Article, the following definitions shall be applicable:

      11.02(a)Determination Date means the last day of the Plan

               Year preceding the Plan Year in which the

               determination is being made.  In the case of the

               first Plan Year, Determination Date means the last

               day of such Plan Year.

      11.02(b)Key Employee means any employee, former employee

               or beneficiary of a former employee in an Employer

               plan who at any time during the Plan Year or any

               of the four (4) preceding Plan Years is:

                 (i)An officer of the Employer having annual

                    Maximum Compensation greater than fifty

                    percent (50%) of the amount in effect under

                    IRC Section 415(b)(1)(A) for any such Plan

                    Year;

                (ii)One (1) of the ten (10) employees having

                    annual Maximum Compensation from the

                    Employer of more than the limitation in

                    effect under IRC Section 415(c)(1)(A) and

                    owning (or considered as owning within the

                    meaning of IRC Section 318) more than a

                    one-half percent (1/2%) interest and the

                    largest interest in the Employer;

               (iii)A Five Percent (5%) Owner of the Employer;

                    or

                (iv)A one percent (1%) owner of the Employer

                    having annual Maximum Compensation from the

                    Employer of more than one hundred fifty

                    thousand dollars ($150,000).

                  For purposes of Section 11.02(b)(i), no more

               than fifty (50) employees [or, if lesser, the

               greater of three (3) or ten percent (10%) of

               employees] shall be treated as officers.  Further,

               for purposes of determining the number of officers

               taken into account under Section 11.02(b)(i),

               employees described in IRC Section 414(q)(8) shall

               be excluded.

                  With respect to Section 11.02(b)(ii), if two

               (2) employees have the same ownership interest in

               the Employer, the employee having the greater

               annual Maximum Compensation shall be treated as

               having a larger interest.

      11.02(c)Non-Key Employee means an employee, former

               employee or beneficiary of a former employee who

               is not a Key Employee.

      11.02(d)Top Heavy Plan generally means on or after January

               1, 1984, any plan under which as of any

               Determination Date the present value of the

               cumulative accrued benefits (inclusive of any pre-

               tax contributions) for Key Employees exceeds sixty

               percent (60%) of the present value of the

               cumulative accrued benefits for all employees.

                  For purposes of this definition:

                 (i)If the plan is a Defined Contribution Plan,

                    the present value of cumulative accrued

                    benefits shall be deemed to be the market

                    value of all employee accounts under the

                    plan as of the Top Heavy Valuation Date plus

                    contributions to the Plan as of the

                    Determination Date.  If the plan is a

                    Defined Benefit Plan, the present value of

                    cumulative accrued benefits shall be deemed

                    to be the lump sum present value of a

                    participant's accrued benefit under such

                    plan calculated on the basis of interest and

                    mortality as set forth in said plan as of

                    the Top Heavy Valuation Date plus

                    contributions due under the Plan as of the

                    Determination Date.  Notwithstanding the

                    above, for purposes of determining the

                    present value of the cumulative accrued

                    benefits, distributions made within a five

                    (5) year period ending on the Determination

                    Date must be included.  The account balances

                    and accrued benefits of a Non-Key Employee

                    who was previously a Key Employee shall be

                    excluded from the computation hereunder.

                (ii)Each plan of the Employer required to be

                    included in an "aggregation group" shall be

                    treated as a Top Heavy Plan if such group is

                    a top heavy group.

               (iii)The term "aggregation group" means

                    (A)each plan of the Employer that is

                        currently effective or which has

                        terminated within the five (5) year

                        period ending on the Determination Date

                        in which a Key Employee is a participant

                        in the plan year containing the

                        Determination Date or any of the four

                        (4) preceding plan years; and

                    (B)each other plan of the Employer which

                        enables any plan in (A) to meet the

                        requirements of IRC Sections 401(a)(4)

                        or 410.

                          A permissive aggregation group

                    consists of plans of the Employer that are

                    required to be aggregated, plus one (1) or

                    more plans of the Employer that are not part

                    of a required aggregation group but satisfy

                    the requirements of IRC Sections 401(a)(4)

                    and 410 when considered together with the

                    required aggregation group.

                     (iv) If any individual has not performed

                    any service for the Employer at any time

                    during the five (5) year period ending on

                    the Determination Date, any accrued benefit

                    for such individual shall not be taken into

                    account in the testing procedure herein

                    described.

      11.02(e)Top Heavy Valuation Date means the most recent

               Valuation Date occurring within a twelve (12)

               month period ending on the Determination Date.

          These definitions shall be interpreted consistent with

      IRC Section 416 and rules and regulations issued

      thereunder.  Further, such law and regulations shall be

      controlling in all determinations under these definitions

      inclusive of any provisions and requirements stated

      thereunder but hereinabove absent.

11.03 Minimum Top Heavy Contribution - In a Plan Year in which the

      Plan becomes a Top Heavy Plan, inclusive of a Plan Year in which the Plan is considered a top heavy frozen plan pursuant to the provisions of Section 1.416-1 T-5 of the regulations under

      IRC Section 416 but has not terminated, and the aggregate

      contributions by the Employer to all Non-Key Employees who are Participants allocated to their Individual Accounts

      are less than three percent (3%) of Maximum Compensation

      (exclusive of any pre-tax contributions) for Plan Years

      beginning after December 31, 1988), then the Employer

      shall contribute to the Plan an amount necessary to

      provide a minimum contribution, including any forfeitures,

      of at least three percent (3%) of Maximum Compensation to

      such Non-Key Employees who are Participants and who are

      employed as of the last day of the Plan Year regardless of

      (a) whether such Non-Key Employee has completed one

      thousand (1,000) Hours of Service, (b) whether such Non-

      Key Employee has made pre-tax contributions to the Plan,

      or (c) the level of the Non-Key Employee's Compensation.

      The minimum contribution required herein shall not be

      forfeited in the event the Participant withdraws his pre-

      tax contributions.  In no event, however, shall the

      allocation of the minimum contribution to the Individual

      Accounts of Non-Key Employees who are Participants be

      greater than the total allocation of contributions by the

      Employer (inclusive of pre-tax contributions and

      forfeitures) to the Individual Accounts for Key Employees.

      Any special contribution or reallocation as herein

      provided shall be made on the basis of the ratio that the

      Non-Key Employees' Maximum Compensation bears to the total

      Maximum Compensation of all Non-Key Employees.

          A Top Heavy Contribution of less than three percent

      (3%) shall not be permissible if the Employer maintains a

      Defined Benefit Plan which designates this Plan to satisfy

      IRC Section 401(a).

11.04 Defined Benefit Plan Minimum Accrued Benefit - If the Employer

      also maintains a Defined Benefit Plan and the Defined

      Benefit Plan provides the minimum accrued benefit

      determined pursuant to IRC Section 416(c)(1), then the

      adjustment provided in Section 11.03 shall not be

      required.

11.05 Multiple Plan Participation - If Section 11.03 or Section 11.04 is

      applicable, then the multiplier of 1.25 in Sections

      4.02(a) and 4.02(c) shall be reduced to 1.0.

11.06 No Duplication of Minimum Benefit - These Top Heavy Plan provisions shall not require that the entire defined benefit minimum

      benefit and defined contribution minimum contribution be

      provided.  To the extent that there is a defined benefit

      accrued benefit, it shall be controlling.  To the extent

      that there is a contribution by the Employer to a Defined

      Contribution Plan, then there shall be a determination as

      to whether the defined contribution amount is comparable

      to the difference between the defined benefit minimum

      benefit and the minimum defined benefit accrued benefit

      required under IRC Section 416.  If the defined

      contribution amount is not comparable, then the difference shall be provided in the Defined Benefit Plan.

11.07 Top Heavy Assumptions - For

      purposes of determining whether a Defined Benefit Plan is

      a Top Heavy Plan, calculations shall be based upon

      actuarial assumptions stipulated in such plan for this

      purpose.  If no assumptions are provided, the calculation

      shall be based upon The UP-1984 Table of Mortality at five percent (5%) interest with such determination being made

      on the valuation date which occurs within the Plan Year.



                          ARTICLE XII

                         MISCELLANEOUS

12.01 Governing Law - The Plan shall be construed, regulated and administered according to the

      laws of the Commonwealth of Virginia except in those areas preempted by the laws of the United States of America.

12.02 Construction - The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof.  In any necessary construction the masculine shall include the feminine and the singular the

      plural, and vice versa.

12.03 Expensess - The operating expenses of the Plan

      and Fund shall be paid by the Employer or, upon the

      direction of the Corporation, may be paid from the Fund to the extent such expenses are permitted to be charged

      against the Fund.  The determination of whether expenses

      may be charged against the Fund shall be made by the

      Corporation.

12.04 Participant's Rights; Acquittance - No Participant shall acquire any right to be retained in the Employer's employ by virtue of the Plan, nor upon his dismissal or voluntary termination

      of employment, shall he have any right or interest to and

      in the Fund other than as specifically provided herein.

      The Employer shall not be liable for the payment of any

      benefit provided for herein; all benefits hereunder shall

      be payable only from the Fund.

12.05 Spendthrift Clause - Except as provided in IRC Section 401(a)(13)(B)

      related to qualified domestic relations orders as defined in IRC Section

      414(p), none of the benefits, payments, proceeds, or

      distributions under this Plan shall be subject to the

      claim of any creditor of the Participant or any

      Beneficiary hereunder or to any legal process by any

      creditor of such Participant or Beneficiary; and neither

      such Participant or Beneficiary shall have any right to

      alienate, commute, anticipate, or assign any of the

      benefits, payments, proceeds or distributions under this

      Plan.

      12.05(a)In accordance with this Section 12.05 and IRC

               Section 401(a)(13), the prohibition on alienation

               or assignment of benefits shall include any

               arrangement:

               (i)     which provides for the payment to the

                    Employer of benefits under the Plan which

                    would otherwise be due to the Participant or

                    Beneficiary; and

               (ii) whether direct or indirect, revocable or

                    irrevocable, whereby a party acquires from

                    the Participant or Beneficiary a right or

                    interest enforceable against the Plan in, or

                    to, all or any part of a Plan benefit

                    payment which is, or may become, payable to

                    the Participant or Beneficiary.

      12.05(b)However, such alienation or assignment of benefits shall not include any arrangements:

               (i)     for the recovery of amounts described in

                    ERISA Section 4045(b), relating to the

                    recapture of certain payments;

               (ii) for the withholding of federal, state or

                    local tax from benefit payments under the

                    Plan;

               (iii)for the recovery by the Plan or overpayment

                    of benefits previously made to a Participant

                    or Beneficiary;

               (iv) for the transfer of benefit rights from this

                    Plan to another plan;

               (v)     for the direct deposit of benefit

                    payments to an account in a bank, savings

                    and loan association or credit union,

                    provided such arrangement is not part of an

                    arrangement constituting an assignment or

                    alienation;

               (vi) whereby a Participant's accrued

                    nonforfeitable benefit is used as security

                    for a loan from the Plan, provided that the

                    Plan's loan provision is limited to loans

                    from the Plan and does not included the use

                    of benefits under the Plan as security for a

                    loan from a party other than the Plan, and,

                    provided further that the loan must be one

                    which would be exempt from the tax imposed

                    by IRC Section 4975 (relating to prohibited

                    transactions); or

               (vii)whereby a Participant or Beneficiary directs

                    the Plan to pay all or a portion of his

                    benefit to a third party (which may include

                    the Employer, if such direction is revocable

                    at any time by the Participant or

                    Beneficiary and the third party files

                    written acknowledgement with the Plan

                    Administrator in accordance with the

                    provisions of Section 1.401(a)-13(e)(2) of

                    the regulations under IRC Section

                    401(a)(13).

          If the Plan Administrator determines that any person

      entitled to any payments under the Plan has become

      insolvent or bankrupt or has attempted to anticipate,

      sell, transfer, assign, pledge, encumber, charge or

      otherwise in any manner alienate any benefit or other

      amount payable to him under the Plan or that there is any

      danger of any levy or attachment or other court process or encumbrance on the part of any creditor of such person

      entitled to payments under the Plan against any benefit or other amounts payable to such person, the Plan

      Administrator, at any time, in its discretion, may direct

      the Trustee and/or Insurance Company to withhold any or

      all payments to such person under the Plan and apply the

      same for the benefit of such person in such manner and

      proportion as the Plan Administrator may deem proper.

          Notwithstanding anything contained herein to the

      contrary, with respect to a debt due by the Participant to the Employer, a Participant or Beneficiary in pay status

      may assign or alienate rights to future benefit payments

      provided that any such assignment of alienation:

      12.05(c)is voluntary and revocable;

      12.05(d)does not exceed ten percent (10%) of any benefit

               payment;

      12.05(e)is neither for the purpose, nor has the effect, of defraying Plan administrative costs; and

      12.05(f)the Employer files a written acknowledgement with

               the Plan Administrator within ninety (90) days of

               the assignment that the Employer has no

               enforceable right in, or to, any part of a Plan

               benefit payment except as may be assigned under

               this Section.

12.06 Merger, Consolidation or Transfer - If the plan is merged or consolidated with another plan or assets or liabilities of the Plan are transferred to another plan, each then

      Participant or Beneficiary shall not, as a result of such

      event, be entitled on the day following such merger,

      consolidation or transfer under the termination of the

      Plan provisions to a lesser benefit than the benefit to

      which he was entitled on the date prior to the merger,

      consolidation or transfer if the Plan had then terminated.

12.07 Indemnification - The Employer shall indemnify and hold harmless each person or persons who may

      serve as Plan Administrator from any and all claims, loss,

      damages, expenses (including attorney's fees) and

      liability (including any amounts paid in settlement)

      arising from any act or omission of such person or

      persons, except when the same is judicially determined to

      be due to the gross negligence or willful misconduct of

      such person or persons.  No Plan assets may be used for

      any such indemnification.

12.08 Counterparts - The Plan and Trust Agreement or any Contract,

      if applicable, may be executed in any number of counterparts,

      each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

12.09 Notification of Individual Account and Deductible Account

      Balance - After the close of each Plan Year or more frequently as determined by the Plan Administrator, the Plan Administrator shall notify each Participant of the amount of his share in the Adjustments for the Plan Year (or other period) just completed, and

      the new balance of his Individual Account.

12.10 Exclusive Benefit - The Employer shall not be entitled to any part of the corpus or income of the Fund, and no part thereof shall be used for or diverted to purposes other than for the exclusive benefit of Participants and Beneficiaries hereunder except as

      provided in Section 12.03.

                       First Amendment
                           to the
           HRH Frozen Merger and Acquisition Plan

     This FIRST AMENDMENT to the HRH Frozen Merger and Acquisition Plan (the "Plan"), authorized by resolution of the Hilb, Rogal and Hamilton Company (the "Corporation") Board of Directors (the "Board"), is made effective as of January 1, 1998, unless and except as otherwise provided for herein.

                          Recitals

     WHEREAS, the Corporation has retained the right under
Article IX of the Plan to amend the Plan's provisions; and

     WHEREAS, the Corporation has determined that it is in the best interest of the Corporation and the participants in the Plan (the "Participants") that the Plan offer the common stock of the Corporation (the "Common Stock") to the Participants as an investment fund option under the Plan under a common stock fund.

                          Amendment

     NOW, THEREFORE, the following Sections and provisions of the Plan are hereby amended or added, as follows:

     1. Section 1.07A is hereby added to the Plan, to read as folllows:

     1.07A          Common Stock means the common stock
[without par value] of Hilb, Rogal and Hamilton Company.

     2. Section 1.10A is hereby added to the Plan, to read as follows:

     1.10A          Current Market Value means, with respect
to the Common Stock, the closing composite quotation price on the New York Stock Exchange as of the date of determination; or, if the New York Stock Exchange is closed on such date, the closing price on the last preceding trading date.

     3. Section 1.26A is hereby added to the Plan, to read as follows:

     1.26A          Investment Fiduciary means, as
applicable from time to time, either Hilb, Rogal and Hamilton Company, the Board or any committee of the Board then serving as the qualified plan investment committee of the Board (which also may be referred to herein as the "Qualified Plan Investment Committee"). The Investment Fiduciary shall be the "named fiduciary" responsible for the review and selection of the Investment Funds under the Plan.

     4. Section 1.27 is hereby amended and restated, to read as follows:

     1.27 Investment Fund means each investment fund described in or provided for under Article VII of the Plan, as amended from time to time, including any segregated pooled asset account that is established or maintained under the Trust for investment purposes. Effective as of January 1, 1998, the term Investment Fund shall include the Hilb, Rogal and Hamilton Company Common Stock Fund (which also may be referred to herein as the "HRH Common Stock Fund" or the "Common Stock Fund").

     5. Section 1.47 is hereby amended and restated, to read as follows:

     Effective for periods prior to January 1, 1994, Valuation Date meant each June 30th and December 31st, as of which dates each year the Fund was valued at its fair market value; the Plan Administrator, however, was authorized to value the fund as of any other date it deemed desirable for Plan purposes.

     Notwithstanding the forgoing, effective as of January 1, 1994, pursuant to the Corporation and the Plan Administrator changing certain Plan valuation and operations systems to a daily basis, the term Valuation Date generally means the Daily Valuation Date hereunder (that is, except for certain sub-accounts and Funds under the Plan which remain on quarterly, versus daily, valuation periods).

     Daily Valuation Date hereunder means each day of the calendar year in which securities may be traded on the New York Stock Exchange, or other day as of which gains and losses attributable to a particular Investment Fund hereunder are allocated (or as of which such Investment Fund shall be adjusted for investment elections and transfer elections submitted by the Participants), as otherwise provided for hereunder or under the terms and procedures of such Investment Fund.

     6. Section 5.11 is hereby added to the Plan, to read as follows:

     5.11 Distributions and Withdrawals in Common Stock

          Notwithstanding any provision of Article V or
Article VI to the contrary, if a Participant is invested in the Common Stock Fund under any account hereunder and thus is invested in, and entitled to, one or more whole shares of Common Stock hereunder, the Participant must affirmatively elect to receive any Plan distribution or withdrawal from such Fund in shares of Common Stock (that is, to receive such distribution, or a portion thereof, in whole shares of Common Stock, in lieu of a distribution or withdrawal in cash). In any event, distributions or withdrawals in shares of Common Stock shall be available only as to shares under the Common Stock Fund and as to the Participant's accounts that otherwise are vested hereunder.

     7. Section 7.05 is hereby added to the Plan, to read as follows:

     7.05 Investment Elections after January 1, 1998

          Effective as of January 1, 1998, and
notwithstanding any above provision of this Article VII or other provision of the Plan to the contrary, the Participant's investment elections under the Plan may be made in five percent (5%) increments among the Investment
Funds then selected by the Investment Fiduciary and maintained under the Trust Fund or the Plan, including the HRH Common Stock Fund. This provision, however, shall not apply to the frozen insurance contract funds held hereunder pending liquidation.

     Further, subject to the specific rules and procedures established by the Administrator or under each Investment
Fund, each Participant shall have the right to change their investment direction election on a daily basis, as often as such Participant shall determine, through the use of such interactive voice response systems, other telephonic systems, plan service center systems, intranet systems, internet systems or other plan administrative systems such as are established and maintained by the Administrator from time to time. This provision, however, shall not apply to the frozen insurance contract funds held hereunder pending liquidation.

     8. Section 7.06 is hereby added to the Plan, to read as follows:

     7.06 Allocations to the Common Stock Fund

          (a) The Plan Administrator shall allocate, at least once per month, and, to the extent applicable, in accordance with Depart of Labor Regulations setting plan investment deadlines, any new funds to be allocated to the Common Stock Fund for the Trustee to purchase Common Stock; or, the Corporation may contribute and deliver directly to the Common Stock Fund of the Trust, within the same required timeframe, the number of full shares, with such fractional interest in any share in cash, calculated to the fourth decimal place, as represent any new funds then otherwise to be allocated to the Common Stock Fund. The allocation of shares shall be credited under the Common Stock Fund accounts based on the actual cost to the Trust of the shares purchased for the Common Stock Fund accounts due to new funds on the actual date of such purchase and allocation. Otherwise, to the extent shares are contributed and delivered to the Trust directly by the Corporation for a particular allocation date, the price/cost of such shares, for Plan and allocation purposes, shall be the closing price on the New York Stock Exchange on such date; or, if the New York Stock Exchange is closed on such allocation date, the closing price on the last preceding trading date.

          (b) The Trustee shall not be liable for interest on any portion of the Fund maintained in cash, but the Trustee may, but is not required to, invest such cash, if any, in savings accounts, savings certificates, certificates of deposit, commercial paper or other interest-bearing investment which is readily convertible into cash pending investment in Common Stock. Although the Trustee shall maintain a record of any such short-term investments, the Plan Administrator shall treat such amounts as cash and shall allocate as of each Valuation Date, and credit in the current Plan Year to the sub-accounts of the Participants, any income derived from such investments on the basis of the ratio of the cash balance in each such Participant's sub-accounts as of such preceding Valuation Date.

     9. Section 7.07 is hereby added to the Plan, to read as follows:

     7.07 Acquisition of Commons Stock

          Purchases of shares of Common Stock shall be made by the Trustee from time to time, at the lowest price obtainable at the date and time of purchase, out of any funds held by the Trust and earmarked for such purchases under the Plan. If the Company wishes to sell the Trust such shares, out of authorized and unissued shares of Common Stock, the price of such purchase on a particular date shall be the closing price on the New York Stock Exchange on such date; or, if the New York Stock Exchange is closed on such allocation date, the closing price on the last preceding trading date. Otherwise, subject to the above provisions, the Trustee may, but is not required to, purchase such shares by private purchase, in such amounts and at such times as the Trustee may determine appropriate in its absolute and unrestricted discretion.

     The Trustee, upon direction by the Plan Administrator and subject to the provisions of Article III, shall hold for the purpose of allocation to the Accounts of Participants any shares of Common Stock forfeited under the provisions of the Plan. All shares of Common Stock purchased by the Trustee shall be carried in the accounts of the Trustee at the actual cost thereof, including taxes, commissions and other expenses, if any, incident to the purchase, except that shares of Common Stock acquired upon the exercise of rights, options or warrants shall be carried at the Current Market Value thereof on the date of such exercise. Shares of Common Stock that are forfeited by Participants shall be deemed to have been purchased by the Trustee on the Daily Valuation Date coinciding with the date of such forfeiture and reallocation at the Current Market Value on such Daily Valuation Date.

     10. Section 7.08 is hereby added to the Plan, to read as follows:

     7.08 Registration of Common Stock

          All shares of Common Stock purchased by the Trustee under the Plan shall be issued either in the nominee name or in the name of the "Trustee for the HRH Frozen Merger and Acquisition Plan Trust", and the books and records of the Trustee shall at all times show that such investments are part of the Trust Fund. Legal title to all shares of Common Stock allocated to Participants' Accounts shall remain in the name of the Trustee until the Participants shall become entitled thereto as otherwise set forth in the Plan. The Trustee, at its election, may actually deal in and account, for the Trust as a whole, in whole shares only; however, this shall not prohibit the Plan Administrator from crediting to Participants' accounts fractional shares for all Plan accounting purposes.

     11. Section 7.09 is hereby added to the Plan, to read as follows:

     7.09 Repurchase of Common Stock

          At or after the date any shares of Common Stock are received by a Participant or his Beneficiary, such person or persons may offer to sell to the Trustee all or any part of the shares of Common Stock so distributed. If such offer is made within six (6) months after such date, then, to the extent funds are available for investment by the Trustee, the Trustee is permitted, but is not required to, purchase any shares of Common Stock so offered, at the Current Market Value on the date such offer is received in writing by the Trustee.

     12. Section 7.10 is hereby added to the Plan, to read as follows:

     7.10 Warrants, Rights and Options

          A Participant shall have no right to request, direct or demand the Trustee to exercise, on the Participant's behalf, any rights, warrants or options issued with respect to Common Stock credited to the Participant's accounts; and, the Trustee, in its discretion, may exercise or sell any such rights, warrants or options, except any rights which by their terms cannot be separated from such Common Stock. In the event such warrants, rights or options are sold, the accounts of each Participant of the Plan otherwise invested in the Common Stock Fund shall be credited with the appropriate proportionate share of the proceeds. In the event such warrants, rights or options are exercised by the Trustee, each Participant's accounts invested in the Common Stock Fund shall be credited with the appropriate number of such shares thereby acquired, based on the shares credited to the Participant's accounts with respect to which such warrants, rights and options were issued.

     13. Section 7.11 is hereby added to the Plan, to read as follows:

     7.11 Common Stock Dividends and Common Stock Splits

          Except as otherwise specifically administered under any plan suspense account, Common Stock received by the Trustee by reason of a stock dividend or stock split shall be credited within the current Plan Year to each Participant's accounts invested in the Common Stock Fund, based on the shares credited to the Participant's accounts as of the Daily Valuation Date preceding the date such dividend or split is declared.

     14. Section 7.12 is hereby added to the Plan, to read as follows:

     7.12 Investment of Dividend Income

          Dividends on Common Stock collected by the Trustee, and earnings on any temporary investment of cash earmarked for investment in Common Stock, shall be held and invested in Common Stock in accordance with Section 7.06.

     Common Stock received by the Trustee by reasons of a stock dividend or stock split shall be credited to each Participant's Account based on the shares credited to his account as of the Daily Valuation Date preceding the date such dividend or split is declared. Cash dividends on Common Stock, and earnings on any temporary investments of cash earmarked for investment in Common Stock, shall be invested in Common Stock, except if and as otherwise provided under this Article VII.






     15. Section 7.13 is hereby added to the Plan, to read as follows:

     7.13 Voting of Common Stock

          Before each annual or special meeting of the shareholders of the Corporation, the Corporation and the Plan Administrator, in conjunction with the Trustee, shall furnish each Participant, who invests in the Common Stock Fund under his accounts, with a copy of the proxy solicitation material for such meeting, together with a form addressed to the Trustee requesting the Participant's confidential instructions on how the aggregate whole shares credited to such Participant under the Common Stock Fund, determined as of the Daily Valuation Date most recently preceding the record date for which exact Account Balances are readily available, should be voted.

     Upon receipt of valid instructions, the Trustee shall vote such Common Stock as instructed, or not vote such Common Stock if so directed by the Participant. Any shares of Common Stock held by the Trustee in suspense, or as to which the Trustee receives no valid voting instructions, shall be voted by the Trustee in the same proportion as the Trustee has received directions from the Participants, unless the Trustee is directed otherwise by the Investment Fiduciary or unless the Trustee otherwise determines that voting such shares on such a "mirror" proportional basis, or in accordance with the Investment Fiduciary's directions, is clearly imprudent. In such event, the Trustee shall determine how such shares shall be voted.

     16. Section 7.14 is hereby added to the Plan, to read as follows:

     7.14 Tendering of Common Stock by Trustee

          In the event of any tender offer for any shares of Common Stock, the Corporation and the Plan Administrator, in conjunction with the Trustee, shall furnish each Participant with a form for the Participant's direction to the Trustee as to whether any of the aggregate whole shares credited to his accounts should be tendered. Upon receipt of such direction from each Participant, the Trustee shall tender or not tender such shares, as designated in such direction.
The Trustee shall tender only such Participant shares for which the Trustee has received valid and timely instructions to tender.

     If within a reasonable time the Trustee does not receive a valid direction with respect to any Participant's shares under the Plan, or otherwise holds any shares in suspense accounts, the Trustee shall tender or not tender such shares in proportion to the Participant directions to tender and not tender, or otherwise in accordance with the specific directions of the Investment Fiduciary. If, however, the Trustee otherwise determines that tendering such shares on a proportional basis, or in accordance with any Investment Fiduciary direction, is clearly imprudent, then the Trustee shall tender or not tender such shares as the Trustee otherwise deems prudent. In connection with these decisions, the Trustee shall consider the financial interests of the Participants and Beneficiaries with respect to the Common Stock Fund.

     Otherwise, all tender instructions received by the Trustee from a Participant shall be held in confidence by the Trustee and shall not be divulged or released to any person, including directors, officers and employees of the Corporation, any affiliated company or any person making the offer.

     17. Section 7.15 is hereby added to the Plan, to read as follows:

     7.15 Restriction on Amendment of Contribution and
Allocation Provisions

          Notwithstanding any provision of Article VII or other provision of the Plan to the contrary, the Corporation shall not amend the provisions of the Plan controlling the provision and allocation of contributions made or invested in the Common Stock of the Corporation more than once every six (6) months, or as otherwise required under the current restrictions of the Securities and Exchange Commission, other than for amendments necessary to comport with changes in the Internal Revenue Code, Internal Revenue Service requirements, ERISA or Department of Labor requirements.

     18. Section 7.16 is hereby added to the Plan, to read as follows:

     7.16 Amendments Necessary to Comply with Section 16 or other Securities Law Requirements

          Notwithstanding any provision herein to the contrary, the Corporation, with or without consultation with the Plan Administrator, shall retain the unrestricted right to amend the provisions of the Plan as necessary to comply with the current provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and any other applicable securities laws, regulations and interpretations.





     19. Section 7.17 is hereby added to the Plan, to read as follows:

     7.17 Administration Necessary to Comply with Section 16 or other Securities Law Requirements

          The Plan Administrator shall have the unrestricted operational discretion and authority to impose such additional Plan rules, restrictions and limitations on those Participants subject to Section 16 of the Securities Exchange Act of 1934 or any other applicable securities laws, regulations and interpretations, as it shall deem necessary or advisable to comply with the provisions of Rule 16(b)-3 or such other securities laws, regulations and interpretations.

     20. No other provisions of the Plan are hereby amended.